Exhibit 8(d)

NSCC Membership Number  4733

THE VANGUARD GROUP, INC.

DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT

AGREEMENT

THIS AGREEMENT, made this 12th day of August, 2010, by and between THE VANGUARD GROUP, INC. (“Vanguard”), a Pennsylvania corporation with its principal place of business in Pennsylvania, and PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY (the “Intermediary”), a Connecticut Corporation with its principal place of business in Connecticut.

W I T N E S S E T H:

WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “ 1940 Act”), that are included in The Vanguard Group of investment companies, as well as Vanguard STAR Funds and Vanguard Institutional Index Fund (each, a “Vanguard Fund” and collectively, the “Vanguard Funds”);

WHEREAS, the Intermediary is an insurance company which is supervised and examined by state authorities having supervision over insurance companies;

WHEREAS, the Intermediary or, if applicable, an underlying institution with which the Intermediary has entered into an agreement (each, an “Underlying Intermediary” and collectively, the “Underlying Intermediaries”), provides participant accounting, record-keeping, administrative and/or other services to certain tax-qualified defined contribution plans (each, a “ Plan” and collectively, the “Plans”);

WHEREAS, the Intermediary or an Underlying Intermediary has established or will establish individual accounts on its defined contribution plan record-keeping system reflecting all transactions by or on behalf of participants and beneficiaries under each Plan which result in purchases, redemptions or current-day exchanges by the Plans (and Accounts, as defined below) of shares of the Vanguard Funds;

WHEREAS, Intermediary may issue certain group variable annuity contracts (“Contacts”) supported by insurance company separate accounts (“Accounts”), which it offers to Plans and/or group trusts (“Trusts”) that are offered to Plans. Such Plans and/or Trusts shall purchase units of Accounts, and Intermediary shall in turn, on behalf of Accounts purchase shares of Vanguard Funds to fund Contracts;

WHEREAS, the Board of Directors of the Intermediary has established the Accounts, which are maintained as segregated asset accounts to set aside and invest assets attributable to the Contracts;

WHEREAS, the Contracts provide for the allocation of net amounts received by the Company to the Accounts or sub-accounts of the Accounts (or other Accounts invested in by the subject Account) which correspond to each Vanguard Fund for investment in shares of the Vanguard Funds;

WHEREAS, with respect to the Contracts, unless otherwise specified in this Agreement or an addendum hereto with respect to a particular Contract, selection of a particular sub-account is made by the Plan participant, and such Plan participants may reallocate their investment options among the Accounts if so provided for and in accordance with the terms of the Contracts;

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NSCC Membership Number  4733

WHEREAS, Vanguard has established or will establish accounts on its mutual fund shareholder record-keeping system to reflect the Plans’ and/or Accounts’ ownership of shares of the Vanguard Funds and all transactions by the Plans and/or Accounts involving such shares;

WHEREAS, pursuant to the Intermediary’s agreements with the Underlying Intermediaries, if any, the Underlying Intermediaries transmit to the Intermediary orders for the purchase, redemption or exchanges by the Plans of shares of the Vanguard Funds; or for Contracts, orders for the purchase, redemption or exchanges by Plans of units of Accounts for which Accounts will purchase, redeem or exchange shares of the Vanguard Funds, based upon transactions by or on behalf of Plan participants and beneficiaries;

WHEREAS, Vanguard and the Intermediary are members of the National Securities Clearing Corporation (“NSCC”) or otherwise have access to the NSCC’s Fund/SERV system (“Fund/SERV”);

WHEREAS, Fund/SERV permits the electronic transmission of the Plans’ account transaction data between Vanguard and the Intermediary;

WHEREAS, Vanguard and the Intermediary desire to participate in Fund/SERV with respect to transactions by the Plans and Accounts involving shares of the Vanguard Funds, pursuant to the terms and conditions set forth in this Agreement and the Operating and Contingency Procedures/Defined Contribution Clearance & Settlement, as they may be modified from time to time in Vanguard’s sole discretion, which are attached hereto and made a part hereof (the “DCC&S Operating/Contingency Procedures”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment of the Intermediary as Agent.

(a) Authorization of Intermediary and Underlying Intermediaries. Subject to any and all limitations set forth in this Agreement and in the DCC&S Operating/Contingency Procedures, Vanguard, as transfer agent for the Vanguard Funds, hereby appoints the Intermediary as the limited agent of Vanguard, and the Intermediary hereby accepts such appointment, for the purpose of treating transaction instructions received by the Intermediary from or on behalf of Plans and Accounts (to the extent such instructions would result in the purchase, redemption or exchange of Vanguard Fund shares) (“Instructions”) as receipt by Vanguard of purchase, redemption and exchange orders for shares of the Vanguard Funds. The Intermediary may designate and authorize such Underlying Intermediaries as it deems necessary, appropriate or desirable, to accept on the Vanguard Funds’ behalf orders from or on behalf of Plans and/or Accounts for the purchase, redemption and exchange of shares of the Vanguard Funds. A Vanguard Fund will be deemed to have received a purchase, redemption or exchange order when the Intermediary or an Underlying Intermediary accepts the Instructions corresponding to the order in accordance with this Agreement. In most instances, a Plan or Account will receive the share price next computed by the Vanguard Fund after the time at which such Instructions are provided to the Intermediary or Underlying Intermediary, provided all of the requirements and obligations of the Intermediary and the Underlying Intermediaries with respect to acceptance and transmission of orders set forth in this Agreement are satisfied. The Intermediary shall be liable to Vanguard and the Vanguard Funds for the Underlying Intermediaries’ compliance with the terms of this Section 1(a) to the same extent as if the Intermediary itself had acted or failed to act instead of the Underlying Intermediary.

(b) Participant-Level Transactions. The purchases, redemptions and exchanges accepted by the Intermediary and the Underlying Intermediaries, if any, pursuant to Section 1(a) above shall be based on: (i) participant-level transactions made by or on behalf of participants and beneficiaries under the Plans which are recorded on the Intermediary’s or an Underlying Intermediary’s defined contribution plan record-keeping system; (ii) other authorized transaction directions received by the Intermediary or an Underlying Intermediary from Plan fiduciaries which are recorded on the Intermediary’s or an Underlying Intermediary’s defined contribution plan

NSCC Membership Number  4733

record-keeping system; (iii) authorized transaction directions received by the Intermediary or an Underlying Intermediary from Trusts acting on behalf of Plans, which are recorded on the Intermediary’s or an Underlying Intermediary’s participant record-keeping or other systems; or (iv) other authorized transaction directions received by the Intermediary or an Underlying Intermediary from the Accounts which are recorded on the Intermediary’s or an Underlying Intermediary’s participant record-keeping or other systems. For purposes of this Agreement, “participant-level transactions” shall relate only to defined contribution funds and shall include:

(A) Any authorized Instruction to a Plan or Account by or on behalf of any Plan participant to invest contributions in a Vanguard Fund in accordance with the terms and conditions of the Plan and/or Contract, as applicable, and the applicable Vanguard Fund prospectus;

(B) Any authorized Instruction to a Plan or Account to exchange existing amounts held on behalf of any Plan participant or beneficiary to a Vanguard Fund in accordance with the terms and conditions of the Plan and/or Contract, as applicable, and the applicable Vanguard Fund prospectus;

(C) Any authorized Instruction to a Plan or Account to exchange existing amounts invested in a Vanguard Fund on behalf of any Plan participant or beneficiary to any other investment option offered under the applicable Plan and/or Contract in accordance with the terms and conditions of the Plan and the applicable Vanguard Fund prospectus; and

(D) Any authorized Instruction to a Plan or Account on behalf of any Plan participant or beneficiary to pay loan, withdrawal or distribution proceeds to a participant or beneficiary from a Vanguard Fund in accordance with the terms and conditions of the Plan and/or Contract, as applicable, and the applicable Vanguard Fund prospectus.

(c) Plan and Account Recordkeeping. (i) The Intermediary or the Underlying Intermediaries shall maintain records for the Accounts and for the Plans and the participants and beneficiaries thereof reflecting all shares of the Vanguard Funds purchased, redeemed and exchanged by or on behalf of the Plans and Accounts based on participant-level transactions (including the date and price for all transactions and share balances) and all reinvestments by or on behalf of the Plans and Accounts of dividends and capital gains distributions paid by the Vanguard Funds. The Intermediary shall reconcile on each day that the New York Stock Exchange is open for trading (a “Business Day”) all transactions by or on behalf of the Plans and Accounts involving shares of the Vanguard Funds (including purchases, redemptions and exchanges) with the corresponding participant-level transactions on the Intermediary’s or the appropriate Underlying Intermediary’s plan record-keeping system. It is understood that the Intermediary’s or an Underlying Intermediary’s maintenance of participant-level account records for a Plan and/or Account is done as the agent for a Plan and/or Account and not as the agent for Vanguard or any of its affiliates.

(ii) The Intermediary shall promptly notify Vanguard if the Intermediary or any Underlying Intermediary experiences difficulty in maintaining participant-level records described above in an accurate and complete manner. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary’s compliance with the terms of this Agreement (including, without limitation, periodic certifications confirming the provision of the Intermediary’s or any Underlying Intermediary’s record-keeping services to the Plans and Accounts in a manner consistent with the terms of this Agreement).

(d) No Extension of Agency. Notwithstanding the authorizations granted by Vanguard under this Section 1, neither the Intermediary nor any Underlying Intermediary shall be, nor hold itself out to the public or engage in any activity as, an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the Vanguard Funds.

NSCC Membership Number  4733

(e) Availability of Vanguard Fund Shares. The parties acknowledge and agree that the availability of shares of any Vanguard Fund shall be subject to the Vanguard Fund’s then-current prospectus and statement of additional information, applicable federal and state laws, and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.	Compliance Responsibilities.

(a) Vanguard is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material prepared by it relating to each Vanguard Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by the Intermediary to the extent any information therein was not published or provided to the Intermediary by or on behalf of Vanguard or any Vanguard Fund or accurately derived from information published or provided by or on behalf of Vanguard or any Vanguard Fund), (ii) the registration or qualification of the shares of each Vanguard Fund under all applicable laws, rules and regulations, and (iii) the compliance by Vanguard and each Vanguard Fund with all applicable laws, rules and regulations (including the 1940 Act) governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over Vanguard or the Vanguard Fund, except to the extent that the failure to so comply by Vanguard or any Vanguard Fund is caused by the Intermediary’s breach of this Agreement or the Intermediary’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(b) The Intermediary is responsible for the Intermediary’s and the Underlying Intermediaries’, if any, compliance with all applicable laws, rules and regulations governing their performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over the Intermediary or the Underlying Intermediaries, except to the extent that the Intermediary’ s or an Underlying Intermediary’s failure to comply with any law, rule or regulation is caused by Vanguard’s breach of this Agreement or Vanguard’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

3.	Fees and Expenses.

(a) Vanguard and the Intermediary agree that no fees will be paid to, or exchanged or shared between Vanguard and the Intermediary under this Agreement.

(b) Each party will pay all of its out-of-pocket expenses incurred in connection with the performance of its obligations under this Agreement, except as may otherwise be specified in this Agreement.

4.	Representations and Warranties.

(a) Vanguard represents and warrants that:

(i) It has the requisite authority to enter into this Agreement on its own behalf and on behalf of the Vanguard Funds;

(ii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against Vanguard in accordance with its terms;

(iii) It or an affiliate is in compliance with the applicable conditions and qualifications set forth in Rule 2830 of the Conduct Rules of FINRA, as amended from time to time, which enable a member of FINRA to offer or sell shares of the Vanguard Funds;

NSCC Membership Number  4733

(iv) Each Vanguard Fund is a no load or no sales charge fund;

(v) Either the Vanguard Funds, Vanguard or its agent are Fund Members of the NSCC and have access to the NSCC’s Fund/SERV system; and

(vi) Vanguard currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement.

(b) The Intermediary represents and warrants that:

(i) It is an insurance company which is supervised and examined by state authorities having supervision over insurance companies;

(ii) It or a relevant designee is an NSCC Member and has access to Fund/SERV;

(iii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against the Intermediary in accordance with its terms;

(iv) All orders for the purchase, redemption and exchange of shares of, and/or registration of an account in, the Vanguard Funds (“Orders”) which correspond to Instructions received from a Plan or Account on a Business Day by the Intermediary or, subject to the requirements set forth in Section 14 below, by an Underlying Intermediary, and any corrections to such Orders, will be entered by the Intermediary onto Fund/SERV by the applicable daily cutoff time for Order entries or entry corrections set forth in the DCC&S Operating Procedures;

(v) It will not transmit any Order to Vanguard through Fund/SERV on a Business Day pursuant to this Agreement unless (A) the Intermediary or, subject to the requirements set forth in Section 14 below, an Underlying Intermediary, has received Instructions corresponding to such Order from the applicable Plan and/or Account prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on the trade date indicated by the Intermediary for such Order, and (B) the underlying Plan(s) related to such Order is a (are) tax-qualified defined contribution plan(s);

(vi) Neither it nor any Underlying Intermediary will permit an Account, Plan or Plan participant to cancel or modify after Market Close on a Business Day any Order received from such Account, Plan or Plan participant prior to Market Close on such Business Day;

(vii) All Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement will have been duly authorized by the applicable Account and/or Plan;

(viii) With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Intermediary will maintain, or cause to be maintained, records sufficient to document the truth of the representations and warranties set forth in this Section 4(b); such records will be available to Vanguard for inspection promptly upon request;

(ix) The Intermediary maintains policies and procedures that are designed to ensure compliance with the requirements of Rule 22c-1 under the 1940 Act, applicable SEC and SEC staff

NSCC Membership Number  4733

interpretations, and the terms of this Agreement, and the Intermediary is in compliance with such policies and procedures;

(x) The Intermediary currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement;

(xi) In connection with the authorizations in Section 1 of this Agreement, the Intermediary represents and warrants to Vanguard that:

(A) The Intermediary has implemented an internal control structure and adopted written internal control procedures that are reasonably designed to prevent and detect on a timely basis Instructions received by the Intermediary after Market Close from being aggregated with Instructions received by the Intermediary before Market Close, and to minimize errors that could result in late transmission of Orders to Vanguard (“Internal Control Procedures”).

(B) The Intermediary will review, no less than annually, the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy.

(C) Each Underlying Intermediary, if any, has adopted and implemented written internal controls that are reasonably designed to prevent and detect on a timely basis Instructions received by the Underlying Intermediary after Market Close from being aggregated with Instructions received by the Underlying Intermediary before Market Close, and to minimize errors that could result in late transmission of Orders to Vanguard (“Underlying Intermediary Internal Control Procedures”).

(D) Each Underlying Intermediary will be required to review, not less than annually, the adequacy of its Underlying Intermediary Internal Control Procedures and to change and modify them as necessary to maintain their adequacy.

(E) Upon request by Vanguard, the Intermediary will provide Vanguard with a description of its Internal Control Procedures and a certification from the Intermediary that they are adequate as of the most recent review, as well as a certification that each Underlying Intermediary, ifany, has adopted and implemented Underlying Intermediary Internal Control Procedures that are adequate as of the most recent review.

5.	Obligations of Vanguard.

(a) Transactions Subject to Fund/SERV. Vanguard will accept Orders transmitted by the Intermediary through Fund/SERV on behalf of the Plans and Accounts in accordance with this Agreement and the DCC&S Operating/Contingency Procedures. Vanguard will be responsible for processing and executing any such Orders from the Intermediary in a timely manner.

(b) Performance of Duties. Vanguard will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC from time to time. Vanguard will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Vanguard will conduct each of the foregoing activities in a competent manner and in compliance with (i) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and (ii) the then-current prospectuses, statements of additional information (“SA Is”), and policies of the Vanguard Funds; provided, however, that in the event of a contlict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable “optional” NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

NSCC Membership Number  4733

(c) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by Vanguard to the Intermediary through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. Vanguard will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Vanguard.

(d) Pricing Information. On every Business Day, Vanguard will transmit by 7:00 p.m., Eastern time, each Vanguard Fund’s closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day, to the Intermediary via both the NSCC’s Mutual Fund Profile Service and such other transmission method mutually agreed to by the parties. Vanguard shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Vanguard Funds (e.g., natural disasters, etc.). Neither the Intermediary nor any Underlying Intermediary shall be entitled to rely on any source of net asset value information other than such transmission by Vanguard.

6.	Obligations of the Intermediary.

(a) Performance of Duties. The Intermediary will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC from time to time. The Intermediary will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Intermediary will conduct each of the foregoing activities in a competent manner and in compliance with all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; provided, however, that in the event of a conflict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable “optional” NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

(b) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by the Intermediary to Vanguard through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. For each Fund/SERV Order, the Intermediary will provide Vanguard with all information reasonably required by Vanguard to establish and maintain such Order (and any subsequent adjustments to such Order). The Intermediary will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Intermediary.

(c) Accepting and Transmitting Orders. As provided in Section 1, and in accordance with the procedures set forth below and in the DCC&S Operating/Contingency Procedures, the Intermediary will act as the limited agent of Vanguard to receive Instructions by or on behalf of the Plans corresponding to purchase, redemption and exchange Orders by the Plans or Accounts on behalf of the Plans of shares of the Vanguard Funds. All such Orders shall be settled with the NSCC, except as otherwise provided in the DCC&S Operating/Contingency Procedures.

(i) Receipt by the Intermediary or Underlying Intermediary of Participant-Level Transactions. The parties understand and agree that the Intermediary or, subject to the requirements of Section 14 below, an Underlying Intermediary, may receive participant-level transactions in various formats, including directions in writing, by computer magnetic tape, diskette or electronic data transmission, through interactive voice response system, or by any other accepted method for transmitting data that is adopted for the Plans, Contracts and Accounts. All participant-level transactions shall be received and processed by the Intermediary or an Underlying Intermediary in accordance with its standard transaction processing procedures that apply to all investment options offered under the Plans and Contracts. The Intermediary or the relevant Underlying Intermediary, if any, shall maintain records sufficient to identify the date and time of receipt of all participant-level transactions involving the Vanguard Funds and shall make such records available upon request for examination by Vanguard or its designated representative or, at the request of Vanguard, by appropriate governmental authorities or self-regulatory organizations. Under no

NSCC Membership Number  4733

circumstances shall the Intermediary or any Underlying Intermediary change, alter or manipulate any participant-level transactions received by it in good order.

(ii) Transmission by the Intermediary of Orders. Based on the participant-level transactions and other authorized transactions from Plan fiduciaries, and other authorized Account transaction directions received by the Intermediary prior to Market Close on each Business Day, the Intermediary shall transmit to Vanguard via Fund/SERV by the time of receipt of Cycle 7 from the NSCC on the following Business Day (approximately 7:00 a.m. Eastern time) a file containing the Order, in dollars or shares, by each participant, Plan, Trust, or Account for shares of each Vanguard Fund for the preceding Business Day. Each transmission by the Intermediary of an Order shall constitute a representation by the Intermediary that such order was based solely on participant-level transactions and other authorized transactions from Plan fiduciaries, and other authorized Account transaction directions, received by the Intermediary or an Underlying Intermediary, if applicable, prior to the Market Close on the previous Business Day, and that such Order included only and all such transactions so received by the Intermediary or Underlying Intermediary, as the case may be.

(d) Redemption Fees. The Intermediary agrees that it or, subject to the requirements of Section 14 below, the Underlying Intermediaries, if any, will, where applicable, track, assess and remit to Vanguard, for the benefit of the relevant Vanguard Funds, redemption fees incurred by Plan participants as a result of transactions, through the Plans and Accounts, in Vanguard Funds that charge redemption fees, in accordance with the terms of the Redemption Fee Procedures for Intermediaries Servicing Defined Contribution Plans set forth in Exhibit A attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion.

(e) Purchase Fees. The Intermediary agrees that it or, subject to the requirements of Section 14 below, the Underlying Intermediaries, if any, will, where applicable, track, assess and remit to Vanguard, for the benefit of the relevant Vanguard Funds, purchase fees incurred by Plan participants as a result of transactions, through the Plans and Accounts, in Vanguard Funds that charge a purchase fee, in accordance with the terms of the Purchase Fee Procedures for Intermediaries Servicing Defined Contribution Plans set forth in Exhibit B attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion.

(f) Frequent Trading Policy. CHOOSE ONE OF THE FOLLOWING AND INITIAL ON BEHALF OF THE INTERMEDIARY ON THE APPROPRIATE LINE.

Vanguard	Vanguard Funds’ Frequent Trading Policy. The Intermediary agrees that it or, subject to the requirements of Section 14 below, the Underlying Intermediaries, if any, will apply the Vanguard Funds’ frequent trading policy to Plan participants investing in the Vanguard Funds through the Plans and Accounts, in accordance with the terms of the Frequent Trading Policy Procedures for Intermediaries Servicing Defined Contribution Plans set forth in Exhibit C attached to this Agreement, as such Exhibit may be modified by Vanguard upon reasonable advance written notice to the Intermediary.
Intermediary

/s/ Vanguard	Intermediary’s or Underlying Intermediary’s Frequent Trading Policy. The Intermediary agrees that it or, subject to the requirements of Section 14 below, the Underlying Intermediaries, if any, will apply the frequent trading policy described in or attached as Exhibit C to this Agreement to Plan participants investing in the Vanguard Funds through the Plans and Accounts, as such Exhibit may be modified by the Intermediary upon reasonable advance written notice to Vanguard.
/s/ Intermediary

(g) Extraordinary Events. The Intermediary is not authorized to accept as Vanguard’s agent any Order for the purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Vanguard Fund, as specified in Attachment A to the DCC&S Operating/Contingency Procedures (“Attachment A”), where such Order is the result of an “Extraordinary Event” of which the Intermediary is aware, unless the Intermediary has notified Vanguard of such Order by telephone as soon as practicable on the trade date and in no

NSCC Membership Number  4733

event later than one hour prior to the Market Close on the trade date. For these purposes, an “Extraordinary Event” shall mean an event outside the normal operation of a Plan or Account such as an entire Plan or Account moving into or out of a Vanguard Fund or a Plan or Account asset transfer or merger arising from a merger, acquisition or divestiture. In addition, in accordance with the prospectus of each Vanguard Fund, Vanguard reserves the right to refuse any purchase Order, or to delay settlement of any redemption Order, which Vanguard, in its sole discretion, deems disruptive or detrimental to the applicable Vanguard Fund. In connection with any redemption Order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities. Vanguard reserves the right to revise Attachment A at any time and will provide 30 days’ advance written notice of such revision to the Intermediary.

(h) Multiple Share Classes. Certain Vanguard Funds identified on Attachment A offer one or more special share classes to qualifying investors investing in such Vanguard Funds, including investors investing through financial intermediaries. Vanguard agrees to make these share classes, as in effect from time to time, available to those Intermediary accounts with Vanguard that satisfy all then-current eligibility requirements, as specified in Exhibit D attached to this Agreement (which Exhibit may be modified by Vanguard from time to time in its discretion), subject to the Intermediary’s compliance with the additional terms and conditions set forth in Exhibit D. Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

(i) Closed Funds. On occasion, Vanguard may close to new or existing investors one or more of the Vanguard Funds (“Closed Funds”) on terms or subject to conditions that may vary from Closed Fund to Closed Fund.

(i) If, pursuant to the terms of a Closed Fund’s closure, any Closed Fund remains available to Plans or Accounts investing in the Closed Fund, then from and after the date on which such Closed Fund is closed to new investors (as such date is determined by Vanguard), the Intermediary will not:

(A) Open a new account in such Closed Fund, or

(B) Transmit an Order to purchase shares of such Closed Fund,

unless, in either case, the Plan or Account for which such account is opened or Order is transmitted is eligible to invest in such Closed Fund pursuant to the terms of the closure and, if applicable, the aggregate amount invested in the Closed Fund by such Plan or Account during the relevant period does not exceed any maximum investment limitation imposed in connection with the fund closing.

(ii) If a new account is opened in a Closed Fund or a purchase of shares in a Closed Fund is requested in violation of this Section 6(i), Vanguard shall be authorized to cancel the Order by means of which the new account was opened or the purchase was requested at any time and, in the case of a new account, to terminate the account at any time. Any such cancellation and/or termination shall be on a current-day basis, and Vanguard will return to the Intermediary the lesser of (A) the amount initially invested in violation of paragraph (i) above or (B) the then-current value of such investment.

(j) Advance Information. Vanguard will provide the Intermediary with reasonable notice of any revisions to the Vanguard Funds’ prospectuses and/or SAIs that Vanguard believes would affect the Intermediary’s performance of its duties and obligations pursuant to this Agreement. In addition, from time to time, the Vanguard Funds may implement policy changes that affect the Intermediary’s performance of recordkeeping for a Plan or Account. In order to allow the Intermediary a reasonable amount of time to make any necessary adjustment to its record-keeping systems, Vanguard, in its sole discretion, may communicate such policy changes to the Intermediary before transmitting this information to Vanguard Fund shareholders as a whole (“Advance Information”). The Intermediary shall treat all Advance Information as confidential pursuant

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to Section 11 of this Agreement and, prior to its being made public by Vanguard, shall use such information solely for systems adjustment purposes. The Intermediary shall communicate Advance Information to its own directors, officers and employees on a need to know basis, only. Under no circumstances shall the Intermediary communicate Advance Information to any Underlying Intermediary or any Plan, its sponsor, trustee or participants, or to any Account or anyone else except as expressly permitted in this Section 6(j) or with Vanguard’s prior written consent, until such information becomes publicly available.

(k) Tax Compliance and Reporting.

(i) Responsibilities of the Intermediary and/or the Underlying Intermediaries. The Intermediary, or the Underlying Intermediaries, if any, shall be responsible for obtaining all information necessary in order to assure that all accounts in the Vanguard Funds are established and maintained in compliance with applicable tax laws, rules and regulations. The Intermediary or the Underlying Intermediaries, if any, shall comply in all respects with any and all applicable obligations relating to tax reporting and withholding pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable tax laws, rules and regulations, including without limitation such obligations relating to Plan and Account purchases and redemptions and any participant-level or beneficiary transactions. The Intermediary or the Underlying Intermediaries, if any, shall promptly advise Vanguard or the Vanguard Funds of any matter that may affect the responsibilities of the Vanguard Funds or Vanguard to Accounts, Plans, participants or beneficiaries pursuant to the Code or other applicable tax laws, rules and regulations. All information that is received by the Intermediary from the Vanguard Funds or Vanguard for inclusion in Account, Plan, participant or beneficiary tax statements shall be reported to the Accounts, Plans, participants or beneficiaries, as applicable, accurately, completely and in a timely manner. The Intermediary also agrees to obtain and maintain, and to the extent necessary, provide to any Vanguard Fund or Vanguard, for each account in a Vanguard Fund, all forms or documents required by applicable laws, rules or regulations with regard to any of the foregoing.

(ii) Tax Status of the Intermediary and/or the Underlying Intermediaries. Upon execution of this Agreement, the Intermediary and the Underlying Intermediaries, if any, will provide Vanguard with a duly completed Internal Revenue Service (“IRS”) Form W-9 (Request for Taxpayer Identification Number and Certification), or any updated or successor form, signed under penalties of perjury. The Intermediary agrees to cause any Underlying Intermediaries designated by the Intermediary following execution of this Agreement to provide Vanguard with a duly completed IRS Form W-9, or any updated or successor form, signed under penalties of perjury. The Intermediary agrees, and will cause all Underlying Intermediaries, if any, to notify Vanguard of any changes in its respective tax status and, as appropriate, to provide Vanguard with a new IRS Form W-9, or any updated or successor form.

(iii) Survival of Tax Obligations. As the Intermediary and the Underlying Intermediaries, if any, are responsible hereunder for complying with all applicable laws, rules and regulations concerning the proper establishment and continued maintenance of their respective accounts in the Vanguard Funds, including, without limitation, IRS or Code requirements regarding certified tax identification numbers and compliance with all applicable tax laws, rules and regulations relating to tax reporting and withholding, Vanguard and the Vanguard Funds will not be responsible for compliance therewith. All obligations of the Intermediary and the Underlying Intermediaries, if any, related to such tax compliance, including without limitation compliance with all notice obligations under IRS or Code requirements and payment of any and all related fines, interest, penalties or tax, shall survive termination of the Intermediary’s and any Underlying Intermediaries’ accounts and this Agreement.

(iv) Manual Settlement Procedures. If the Intermediary or any Underlying Intermediary instructs Vanguard or a Vanguard Fund to remit payments other than to the Intermediary or an Underlying Intermediary as provided in Section 5(f) of the DCC&S Operating/Contingency Procedures and Vanguard or a Vanguard Fund accepts such instructions, the Intermediary or Underlying Intermediary will be responsible

NSCC Membership Number  4733

hereunder for complying with all applicable tax laws, rules and regulations concerning such payment, including without limitation any tax reporting and withholding requirements under IRS or Code requirements.

(1)	Plan Transactions and Restrictions.

(i) The Intermediary agrees that it will provide, not later than five Business Days after receipt of a written request by Vanguard on behalf of a Vanguard Fund, the Taxpayer Identification Number of any or all Plan(s) and/or Plan participant(s) and the amount, date, name of investment professional associated with the Plan or Plan participant (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Plans and/or Plan participants investing in a Vanguard Fund held through an account maintained by the Intermediary or an Underlying Intermediary during the specific period covered by the request. Unless required by applicable law, rule or regulation, Vanguard and the Vanguard Funds agree not to use the information received under this Section for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the Vanguard Funds or (B) collecting purchase or redemption fees (if any).

(ii) The Intermediary agrees that it will execute, or cause the relevant Underlying Intermediary to execute, written instructions from Vanguard on behalf of a Vanguard Fund, including instructions to restrict or prohibit purchases or exchanges of Vanguard Fund shares in specific accounts or by or on behalf of specific Plans and/or Plan participants identified by such Vanguard Fund. Any such instructions by Vanguard shall include the Taxpayer Identification Number or equivalent identifying number of the Plan(s) or Plan participant(s) to which the instructions relate and the specific restriction(s) to be executed. The Intermediary agrees that it will execute, or cause the relevant Underlying Intermediary to execute, any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Intermediary.

7.	Adjustments.

(a) Same Day Order Corrections. Vanguard will accept and honor corrections to any Orders transmitted by the Intermediary through Fund/SERV in accordance with the DCC&S Operating/Contingency Procedures.

(b) Overpayments. In the event that either party makes an overpayment to the other party in connection with a Fund/SERV Order, the party that has been overpaid will promptly repay the other party the total amount of such overpayment upon receipt of notice of such overpayment. Notwithstanding the foregoing, if a Plan, Plan participant, Trust or Account on behalf of a Plan has received cash in excess of that to which it is entitled, the Intermediary will, when requested by Vanguard, and to the extent practicable and permitted by law, debit or cause to be debited from the Plan’s or Account’s account the amount of such excess, but only to the extent of any cash in the account, and repay it to the affected Vanguard Fund. Upon the request of Vanguard, and to the extent practicable, the Intermediary shall provide Vanguard with the names of Plans or Plan participants and other relevant information concerning the affected accounts to assist Vanguard in the collection of any such excess amount not repaid to the Vanguard Funds.

(c) Processing Adjustments. Each Business Day the Intermediary and Vanguard will reconcile their records so that an appropriate number of shares of each of the Vanguard Funds is credited to the Intermediary’s accounts on behalf of the Plans, or Accounts on behalf of Plans or Trusts, invested in the Vanguard Funds.

(i) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Agreement that is caused by Vanguard, Vanguard shall make any adjustments on Vanguard’s accounting system necessary to correct such error or delay and shall reimburse the Intermediary for any losses or reasonable costs incurred directly as a result of the error or delay.

NSCC Membership Number  4733

(ii) In the event of any error or delay in transmitting an Order that is caused by the Intermediary, any Underlying Intermediary, or any administrator or representative of a Plan and which is not corrected in accordance with Section 7(a) above, the following provisions will apply:

(A) Upon receipt from the Intermediary of documentation sufficient in Vanguard’s sole discretion to establish the details of such Order and the time at which it or the corresponding Instructions were received from the Account, Plan or Plan participant by the Intermediary or an Underlying Intermediary, Vanguard will correct its records to reflect the Order as transmitted to Vanguard by the Intermediary; and

(B) The Intermediary will promptly reimburse the Account, Plan, Vanguard and the Vanguard Funds for any losses or reasonable costs incurred directly as a result of the error or delay. The Intermediary agrees that, insofar as Vanguard and the Vanguard Funds are concerned, such losses or reasonable costs will include, at a minimum, any market or administrative costs associated with effecting Orders on an “as of” basis or canceling such Orders.

(iii) The Intermediary and Vanguard, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 7(c) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any costs or losses resulting from such errors or delays.

(d) Pricing Errors. In the event of an error in the computation of a Vanguard Fund’s net asset value per share which, in accordance with procedures adopted by the Fund’s Board of Trustees consistent with views expressed by the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to Orders previously effected on behalf of a Plan or Account (a “Pricing Error”), Vanguard shall notify the Intermediary as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected Vanguard Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Intermediary’s or the Plans’ accounts, which adjustments shall net the impact of individual Plan participant gains and losses; this will result in either a net payment to the Intermediary from Vanguard (in the event of net Plan participant losses) or from the Intermediary to Vanguard (in the event of net Plan participant gains). In addition, in the event that the Pricing Error causes the Intermediary to incur any direct costs for re-processing participant accounts under a Plan, such as preparing and mailing revised statements, Vanguard shall reimburse the Intermediary for all such reasonable costs upon receipt from the Intermediary of an invoice or other statement documenting such costs in reasonable detail.

8. Contingency Procedures. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV, the Intermediary will submit Orders to Vanguard in accordance with the contingency procedures set forth in the DCC&S Operating/Contingency Procedures, as in effect from time to time.

9.	Vanguard Fund Information.

(a) Vanguard will supply to the Intermediary upon request reasonably sufficient supplies of the materials listed below for distribution to fiduciaries, participants and beneficiaries under the Plans who hold Vanguard Fund shares or on whose behalf Intermediary holds shares in its Accounts, which distribution shall be arranged by the Intermediary to occur immediately upon the effective date of the materials or as soon thereafter as practicable:

(i) All proxy or information statements prepared for circulation to shareholders of record of a Vanguard Fund;

(ii) Annual and semi-annual reports; and

NSCC Membership Number  4733

(iii) All updated prospectuses, supplements and amendments thereto.

(b) The Intermediary will timely deliver, or cause to be delivered, to fiduciaries, participants and beneficiaries under the Plans all Vanguard Fund prospectuses, shareholder reports, and proxy statements and related materials as required by applicable laws, rules or regulations, rules or regulations of any self-regulatory organization with jurisdiction over the Intermediary, and/or the Intermediary’s agreement with the Plan.

(c) The Intermediary shall furnish, or shall cause to be furnished, to Vanguard or its designee, each piece of sales literature or other promotional material prepared by or on behalf of the Intermediary in which Vanguard or any Vanguard Fund is named, at least five Business Days prior to its use. The Intermediary may use such material (i) in fewer than five Business Days if it receives the written consent of Vanguard, or (ii) after five Business Days if Vanguard does not reasonably object to such use within five Business Days after its receipt of such material. No such material shall be used if Vanguard reasonably objects to such use within five Business Days after receipt of such material. With regard to any such sales literature or promotional material furnished by the Intermediary to Vanguard, the Intermediary shall bear the sole responsibility for complying with the content, approval, filing, and recordkeeping requirements of FINRA Conduct Rule 2210, if and to the extent applicable. Notwithstanding the foregoing, the Intermediary may use, and Vanguard authorizes the Intermediary to use, the names or other identifying marks of, and certain information about, Vanguard and the Vanguard Funds in fund fact sheets containing Vanguard Fund-specific data furnished by Vanguard. Vanguard may withdraw the authorization granted in this Section 9(c) as to any particular use of any such name or identifying marks at any time (A) upon Vanguard’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Vanguard or a Vanguard Fund, which determination may be due to the availability of updated or modified information regarding a Vanguard Fund or Vanguard, or (B) if any of the Vanguard Funds cease to be available to Plans through the Intermediary.

10.	Use of Parties’ Names; No Publication of Terms.

(a) Neither Vanguard nor the Intermediary shall make public the terms and conditions of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that if public disclosure of such information is required by law, such consent shall be deemed granted and the party required to disclose such information shall, if practicable, notify the other party prior to such disclosure.

(b) Except as specifically permitted under this Agreement, without the other party’s prior written consent, neither party to this Agreement shall acquire any right to use, nor shall use, cause or permit use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (i) in any advertising, promotional materials or activities, publicity, press release, customer list, or public or private presentation or promotion; (ii) to express or to imply any endorsement of such party or any of its affiliates or their respective offerings or services; or (iii) in any manner other than expressly in accordance with this Agreement or any other applicable agreement between the parties and/or any of their respective affiliates.

11. Proprietary Information and Privacy. Each party hereto acknowledges that the identities of the other party’s customers (including, with respect to the Intermediary, for purposes of this Section, Plans and Plan participants), information maintained by such other party regarding those customers (“Customer Information”), and all computer programs and procedures developed by such other party or such other party’ s affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any Customer Information, or any other property, of the other party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (a) as required or necessary to carry out the obligations imposed by this Agreement, (b) with

NSCC Membership Number  4733

the other party’s prior written consent, or (c) as required by law or judicial process. Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm-Leach-Bliley Act of 1999. Each party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this Section shall not prohibit either party from utilizing the other party’s Customer Information for any purpose whatsoever, if and to the extent such Customer Information: (i) is or becomes a matter of public knowledge through no fault of such party; or (ii) was in such party’s possession or known by it prior to receipt from such other party; or (iii) was rightfully disclosed to such party by another person without restriction; or (iv) is independently developed by such party without access to such other party’s Customer Information.

12.	Indemnification.

(a) Vanguard. Vanguard will indemnify and hold harmless the Intermediary, and each of the Intermediary’s affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) arising out of or attributable to: (i) Vanguard’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of Vanguard’s representations and warranties contained in this Agreement; and (iii) any breach by Vanguard of a material provision of this Agreement. In addition to the foregoing, Vanguard will be liable for the losses and reasonable costs described in Section 7(c)(i) of this Agreement.

(b) Intermediary. The Intermediary will indemnify and hold harmless Vanguard, the Vanguard Funds, and each of their respective affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) arising out of or attributable to: (i) the Intermediary’s or any Underlying Intermediary’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of the Intermediary’s representations and warranties contained in this Agreement; (iii) any breach by the Intermediary or an Underlying Intermediary of a material provision of this Agreement; and (iv) Vanguard’s acceptance of any Order from the Intermediary through Fund/SERV. In addition to the foregoing, the Intermediary will be liable for the losses and reasonable costs described in Section 7(c)(ii) of this Agreement.

(c) Notice and Opportunity to Defend. If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereunder (an “Indemnified Party”) with respect to which such Indemnified Party may make a claim against the other party (“Indemnifying Party”) pursuant to this Section 12, then the Indemnified Party will give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party will have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (i) the Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (ii) the Indemnified Party will have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and will cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (iii) the Indemnifying Party will not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

NSCC Membership Number  4733

13. Role and Relationship of the Intermediary. The parties acknowledge and agree that the services provided by the Intermediary under this Agreement are not the services of an underwriter, principal underwriter, sub-distributor, or dealer of any Vanguard Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant the Intermediary or any Underlying Intermediary any right to purchase shares of any Vanguard Fund (although it does not preclude the Intermediary or an Underlying Intermediary from purchasing any such shares), nor does it constitute the Intermediary or any Underlying Intermediary an Intermediary of Vanguard or any Vanguard Fund for purposes of selling shares of any Vanguard Fund to any dealer or the public, except as expressly stated in this Agreement as to the receipt of Instructions from or on behalf of Plans. To the extent the Intermediary or an Underlying Intermediary is involved directly or indirectly in the purchase of shares of any Vanguard Fund under this Agreement, other than with respect to the acceptance of Instructions as described in Section I (a), such involvement will be as agent of the Plans or Accounts only.

14. Intermediary’s Agreements with Underlying Intermediaries. The Intermediary represents and warrants that it has entered into an agreement with each Underlying Intermediary, if any, or shall enter into such an agreement before making the Vanguard Funds available to an Underlying Intermediary, which agreements shall require the Underlying Intermediaries to: (a) accept Instructions from or on behalf of the Plans and Plan participants only until the Market Close; (b) transmit Orders corresponding to such Instructions to the Intermediary as soon as practicable after receipt thereof; (c) maintain records sufficient to document the date and time of receipt of each such Instruction; (d) agree to comply with Vanguard’s requirements regarding Redemption Fees, Frequent Trading Policy, Extraordinary Plan Event reporting, Closed Funds, Multiple Share Classes, and tax compliance and reporting, as set forth in Section 6 of this Agreement; and (e) enable the Intermediary to make its representations and warranties and comply with its obligations in Section 4(b) of this Agreement with respect to the Underlying Intermediary Internal Control Procedures. The Intermediary represents that it has in place arrangements reasonably designed to ensure the Underlying Intermediaries’ compliance with these provisions and will act in accordance with those arrangements. The Intermediary further agrees to notify Vanguard of any modifications or amendments to its agreements with the Underlying Intermediaries that may affect the obligations of the Underlying Intermediaries set forth in this Section 14.

15. Right to Inspect. With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Intermediary will maintain, or cause the Underlying Intermediaries to maintain, records sufficient to document the truth of the representations and warranties set forth in Sections 4(b) and 14 of this Agreement, as well as the performance of the obligations of the Intermediary set forth in this Agreement. The Intermediary agrees to promptly furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary’s compliance with the provisions hereof (including, without limitation, periodic certifications confirming such compliance and/or the Intermediary’s furnishing or making available for Vanguard’s inspection records sufficient to document the Intermediary’s compliance with this Agreement).

16.	Authorized Persons.

(a) For purposes of this Agreement, the Intermediary will designate “Authorized Persons” entitled to act on its behalf in connection with this Agreement. “Authorized Person” will mean any officer or employee of the Intermediary designated by providing Vanguard with the following: (i) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Intermediary authorizing the officer or employee, directly or indirectly, to act in connection with this Agreement; and (ii) a specimen signature of such officer or employee. This requirement may be satisfied by the Intermediary furnishing Vanguard with a completed Vanguard Financial Advisor Services Organization Resolution form. Vanguard shall be entitled to act upon all instructions received from such Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Intermediary that such persons are no longer authorized to act. Vanguard may disregard any instructions not provided by an Authorized Person of the Intermediary.

NSCC Membership Number  4733

(b) Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication or instruction made pursuant to this Agreement may be made orally, provided such oral communication is promptly confirmed in writing by facsimile or electronic transmission. The Intermediary is entitled to rely on any communications or instructions that it reasonably believes were provided to it by Vanguard. Vanguard is entitled to rely on any communications or instructions that it reasonably believes were provided to it by the Intermediary or its Authorized Persons.

17.	Commencement, Amendment and Termination.

(a) Commencement. Fund/SERV transactions between Vanguard and the Intermediary pursuant to this Agreement will not commence until both parties have acknowledged in writing that all necessary preliminary testing has been completed.

(b) Amendment. This Agreement may be modified or amended from time to time by mutual written agreement of the parties; provided, however, that Vanguard in its sole discretion may modify the DCC&S Operating/Contingency Procedures, Attachment A, and Exhibits D, E and F at any time by 30 days’ advance written notice to the Intermediary; and provided further, that Vanguard in its sole discretion may modify Exhibits A and B at any time upon 60 days’ advance written notice to the Intermediary. Exhibit C may be modified by the party whose frequent trading policy is contained therein upon reasonable advance written notice to the other party.

(c) Termination. This Agreement will continue in effect until terminated by either party by 60 days’ advance written notice to the other. Any such termination will not affect the completion of any pending Fund/SERV transactions or obligations, and will not affect the indemnities given under this Agreement. Notwithstanding the foregoing, Vanguard shall have the right to terminate this Agreement at any time without prior notice to the Intermediary in the event of excessive transactions or other abusive investment practices, as determined by Vanguard in its sole discretion. Upon any such termination, the Intermediary will immediately refrain from transmitting Orders to Vanguard through Fund/SERV.

18. Non-exclusivity. Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

19. Conflicting Agreements. This Agreement (including any Exhibits, Attachments and Schedules hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by the Intermediary and Vanguard, including, without limitation, any prior DCC&S agreement. Nothing contained in this Agreement, however, will be construed to limit or restrict either party’s compliance with any law, regulation or order to which the party is subject, or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties or higher standards of care with respect thereto.

20. Exhibits, Attachments and Schedules. All Exhibits, Attachments and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

21. Assignment. Neither Vanguard nor the Intermediary may assign this Agreement without the prior written consent of the other party, and any attempted assignment without such consent will be null and void.

22. Cooperation. The parties agree to cooperate with each other in any recordkeeping or reporting necessary to fulfill any governmental or regulatory requirement. In addition, the Intermediary agrees to provide Vanguard with any of the records described in Section 4(b)(viii) promptly upon Vanguard’s request.

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23. Governing Law. This Agreement will be governed by and its provisions will be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

24. Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of this Agreement will continue to be valid and enforceable.

25. Waiver. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion will not be considered a waiver nor will it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

26. Notices. Any notice required or permitted hereunder will be in writing and will be given by personal service, mail or facsimile to the other party at the address set forth below (or such other address as the other party may specify by written notice to the first party). Notice will be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first, at:

Vanguard:	The Vanguard Group, Inc. 100 Vanguard Boulevard, 236 Malvern, PA 19355 Attention: Principal, Financial Advisor Services Operations Fax No .: (610) 503-1154

Copy to:	The Vanguard Group, Inc . Legal Department, V26 100 Vanguard Blvd. Malvern, PA 19355 Attention: Intermediary Agreements Fax No.: (610) 503 -5737

Intermediary:

Valerie J. Weber Vice President, Accounting 80 Livingston Ave Roseland, NJ 07068 Fax No.: (973) 716-1050

Copy to:	Chief Legal Officer, Prudential Retirement The Prudential Insurance Company of America 200 Wood Avenue South Iselin, NJ 08830 Fax No .: (732) 482-8022

27. Anti-Money Laundering Policies. To the extent applicable, the Intermediary agrees to comply with all anti-money laundering statutes, rules, regulations and guidance of government and/or self-regulatory organizations, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, and customer identification program requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance. The Intermediary agrees that it will take reasonable steps to monitor investor transactions to identify currency, cash equivalents, possible money laundering and other suspicious activity and to report to government authorities reportable currency transactions, and where appropriate, suspicious activity.

NSCC Membership Number  4733

28. Force Majeure. In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

THE VANGUARD GROUP, INC.

/s/ Martha G. Papariello
By: Martha G. Papariello
Title: Principal

INTERMEDIARY

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

/s/ Brent Walder
By: Brent Walder
Title: Vice President

NSCC Membership Number  4733

OPERATING AND CONTINGENCY PROCEDURES/

DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT

A.	OPERATING PROCEDURES

1. Trade Date Policy and Procedures. Orders for the purchase, redemption or exchange of Vanguard Fund shares will be accorded a trade date (“T”) that is the date of receipt of the Instructions corresponding to the Order by the Intermediary or, subject to the requirements of Section 14 of the Agreement, an Underlying Intermediary, from the Plan or participant, subject to the special rules provided in these DCC&S Operating/Contingency Procedures.

(a) Receipt of Orders. Instructions corresponding to Orders must be received by the Intermediary or, subject to the requirements of Section 14 of the Agreement, an Underlying Intermediary, by the close of trading on the New York Stock Exchange (the “Market Close”) on T. Any Order received by the Intermediary or an Underlying Intermediary after such time will be accorded a trade date that is the next Business Day following receipt of the Order (“T+1”), and the Intermediary will not enter the Order onto Fund/SERV until T+2.

(b) Entry of Fund/SERV Transmissions. The Intermediary is responsible for sending all and only Orders corresponding to Instructions received prior to the Market Close on T to Vanguard through Fund/SERV by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7:00 a.m. Eastern time). Transactions may be entered in dollars or shares.

(c) Correction of Fund/SERV Entries. The Intermediary may correct an erroneously entered Order by first calling Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1. If required, a subsequent Fund/SERV entry may be submitted not later than NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); provided, however, that Vanguard reserves the right to reject any Fund/SERV correction for which the Intermediary has not provided Vanguard with documentation (if requested by Vanguard) sufficient, in Vanguard’s sole discretion, to prove the occurrence of the error.

(d) As-of Orders. An Order (1) transmitted by the Intermediary via Fund/SERV indicating a trade date (the “ Indicated Trade Date”) prior to the Business Day preceding the date of transmission to and receipt by Vanguard, or (2) submitted by the Intermediary via Fund/SERV after Cycle 12 on T+1 (each of the foregoing, an “As-of Order”) may, in Vanguard’s sole discretion, be processed by Vanguard as of the Indicated Trade Date on the As-of Order, subject to the following conditions, as applicable:

(i) Automatic Processing. As-of Orders that satisfy each of the following conditions will be accepted and processed by Vanguard as of the Indicated Trade Date on the As-of Order:

(A) The As-of Order corresponds to Instructions that were received by the Intermediary on the Indicated Trade Date in accordance with all applicable requirements under this Agreement;

(B) The amount of the As-of Order does not exceed the lesser of (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

(C) The Indicated Trade Date is not more than one Business Day prior to the Business Day on which the As-of Order is received by Vanguard; and

(D) The Intermediary transmits the As-of Order with one of the following NSCC As-Of Reason Codes (“As-of Reason Codes”): (01) Incorrect Firm/Fund Account Number; (02) Incorrect Share Quantity/Dollar Quantity; (03) Incorrect Security Issue ID; (05) Incorrect Sales Charge

NSCC Membership Number  4733

Breakpoint; (07) Blue Sky Violation; (09) Delay in Firm Trade Transmission; (13) Distribution Reversal (only when applied in connection with an Additional Purchase or a Partial Liquidation); or (14) Prospectus Violation (only when applied in connection with a Firm Exit).

(ii) Discretionary Processing. The Intermediary shall notify Vanguard of its intent to transmit an As-of Order that falls within any of the categories listed below, and/or of its intent to transmit more than one As-of Order on a single Business Day, by calling Vanguard’s NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such As-of Order(s) is (are) transmitted to Vanguard. Any such As-of Order(s) will be suspended by Vanguard upon receipt and will be processed as of the Indicated Trade Date only if (x) the Intermediary has provided the required notification and (y) Vanguard approves the As-of Order(s) upon review, subject to the requirements of Section l(d)(iii) below.

(A) As-of Orders for Closed Funds;

(B) As-of Orders in an amount equal to or greater than the lesser of (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

(C) As-of Orders with an Indicated Trade Date more than one Business Day prior to the Business Day on which the As-of Order is received by Vanguard; and

(D) As-of Orders with an As-of Reason Code of: (10) With Fund’s Permission; (11) Resubmitted Fund/SERV Reject; or (12) DCC&S (See Asset Type Indicator).

Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 8 and 14 will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time the Intermediary will be notified of any rejected As-of Orders through the normal confirmation process. Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 15 and 98 will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time the Intermediary will be notified of any rejected As-of Orders through the normal confirmation process.

(iii) Additional Documentation. In connection with any As-of Order transmitted by the Intermediary pursuant to Section 1(d)(ii) above, Vanguard may request additional documentation from the Intermediary in connection with its review process. Such documentation may include evidence of the date and time of receipt of the Instructions corresponding to the original Order from or on behalf of the Plan or participant, a letter of indemnification from the Intermediary, and/or an affidavit from the Plan or participant or a representative of the Intermediary as to the facts supporting the As-of Order. Vanguard must receive any documentation requested from the Intermediary via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the As-of Order.

(iv) Rejection of As-of Orders. The following As-of Orders shall be rejected by Vanguard:

(A) Any As-of Order submitted by the Intermediary that does not meet the requirements set forth in Section 1(d)(i) above and that is not approved by Vanguard pursuant to Section l(d)(ii) above;

(B) Any As-of Order that includes an Indicated Trade Date that is 61 or more calendar days prior to the Business Day on which Vanguard receives such As-of Order;

NSCC Membership Number  4733

(C) Any As-of Order requiring Intermediary notification pursuant to Section 1(d)(ii) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard);

(D) Any As-of Order requiring additional documentation from the Intermediary pursuant to Section l(d)(iii) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard); and

(E) Any As-of Order that includes an As-of Reason Code of (04) Customer Renege; (13) Distribution Reversal (when applied in connection with anything other than an Additional Purchase or a Partial Liquidation); or (14) Prospectus Violation (when applied in connection with anything other than a Firm Exit).

(v) Settlement of As-of Orders. Any As-of Order received, approved (if required) and processed by Vanguard pursuant to Sections 1(d)(i) or 1(d)(ii) shall settle via the NSCC (A) on the next Business Day, if received and approved by Vanguard prior to 8:00 p.m. Eastern time on a Business Day, or (B) on the second following Business Day, if received and approved by Vanguard after 8:00 p.m. Eastern time on a Business Day.

(vi) Reimbursement of As-of Impact. The Intermediary’s transmission to Vanguard of an As-of Order with an Indicated Trade Date more than two Business Days prior to the transmission date shall constitute the Intermediary’s agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (A) results from Vanguard’s processing of such As-of Order as of the Indicated Trade Date and (B) is equal to or greater than $250 (the “As-of Impact”). Vanguard will notify the Intermediary of any As-of Impact as soon as practicable after Vanguard’s receipt, and prior to Vanguard’s processing, of such As-of Order.

(vii) Suspension of As-of Privilege. Vanguard reserves the right to suspend the Intermediary’s ability to transmit As-of Orders at any time, without prior notice to the Intermediary, if Vanguard determines, in its sole discretion, that the lntermediary has engaged in excessive or abusive as-of trading, has failed to reimburse As-of Impact within 30 days of assessment, has failed to meet the applicable requirements set forth in this Section1(d), or is otherwise in breach of the terms of this Agreement. Effective upon any such suspension, As-of Orders transmitted by the Intermediary will be systematically rejected by Vanguard.

(e) Errors not Timely Corrected and Delayed Entries. Any error or delay in transmitting a Order that is caused by the Intermediary or an Underlying Intermediary and that is not corrected in accordance with Part A, Sections 1(c) or 1(d) of these Operating Procedures, will be handled as described in Section 7(c) of the Agreement.

(f) Resubmission of Certain Orders. Any Order timely entered onto Fund/SERV by the Intermediary which is rejected by either Vanguard or the NSCC (other than as a result of an NSCC Outage, as defined below) may, in Vanguard’s sole discretion, be accorded a trade date (and corresponding trade price) that is the date of receipt of the Instructions corresponding to such order by the Intermediary (T) if all of the following conditions are satisfied:

(i) The Intermediary calls Vanguard not later than 8:30 a.m. Eastern time on T+1 to notify Vanguard of its intent to resubmit the order on T+1;

(ii) Upon receipt of such notification, Vanguard authorizes the Intermediary to resubmit such order;

NSCC Membership Number  4733

(iii) Such order is resubmitted on T+I via NSCC Cycle 12 and is received by Vanguard not later than 10:00 a.m. Eastern time on T+I; and

(iv) If such order was rejected by the NSCC for system-related reasons, the Intermediary shall submit such order to Vanguard via facsimile to (610) 669-4012, and such facsimile shall be received by Vanguard not later than 10:00 a.m. Eastern time on T+I.

All such resubmitted Orders that are accepted by Vanguard shall settle in accordance with the settlement procedures set forth herein. Notwithstanding the foregoing, Vanguard reserves the right to reject any purchase Order, and to delay settlement of or redeem in kind any redemption Order, resubmitted on T+I with an intended trade date (and trade price) of T if Vanguard, in its sole discretion, deems such Order to be disruptive or detrimental to the applicable Vanguard Fund. Any purchase Order so rejected will be accorded a trade date of T+I, subject to applicable Extraordinary Plan Event limitations set forth in the Agreement.

2. Settlement Policy and Procedures. Settlement for all Orders effected pursuant to this Agreement will occur on a T+I basis, in same day funds, through the NSCC, unless an Order is submitted manually, in which case settlement of purchase Orders will occur on a T+I basis and settlement of redemption Orders will occur on a T+2 basis, in each case by wire transfer in accordance with the procedures set forth below. All NSCC settlements will be subject to the rules and procedures of the NSCC, including such rules or procedures as may concern the payment of interest on failed settlements.

3. Firm Exits. A Firm Exit transaction transmitted to Vanguard by the Intermediary via Fund/SERV (a “Firm Exit”) relating to an Order previously transmitted by the Intermediary via Fund/SERV (the “Original Order”) may, in Vanguard’s sole discretion, be accepted and processed, with the effect of canceling the Original Order, subject to the following conditions, as applicable:

(a) Automatic Processing. Firm Exits that satisfy each of the following conditions will be accepted and processed by Vanguard:

(i) The Original Order was incorrect as a result of the Intermediary’s error;

(ii) The Firm Exit identifies the Original Order to which it relates;

(iii) The amount of the Firm Exit is less than the Large Transaction Amount for the relevant Vanguard Fund; and

(iv) The Firm Exit is received by Vanguard prior to NSCC settlement of the Original Order.

Any Firm Exit transmitted by the Intermediary after NSCC settlement of the Original Order shall be rejected by the NSCC.

(b) Discretionary Processing. The Intermediary shall notify Vanguard of its intent to transmit a Firm Exit that falls within either of the categories listed below by calling Vanguard’s NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such Firm Exit(s) is (are) transmitted to Vanguard. Any such Firm Exit(s) will be suspended by Vanguard upon receipt and will be approved and processed only if (x) the Intermediary has provided the required notification and (y) Vanguard approves the Firm Exit(s) upon review, subject to the requirements of Section 3(c) below.

(i) A Firm Exit in an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund; or

NSCC Membership Number  4733

(ii) Multiple Firm Exits in the same Vanguard Fund transmitted on the same Business Day which aggregate to an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund.

Any such Firm Exit(s) received by Vanguard on a Business Day between NSCC Cycles 8 and 14 and relating to an Original Order with a trade date of the immediately preceding Business Day will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time Vanguard will notify the Intermediary by telephone of the decision. Any such Firm Exits received by Vanguard on a Business Day between NSCC Cycles 15 and 98 and relating to an Original Order with a trade date of such Business Day will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time Vanguard will notify the Intermediary by telephone of the decision.

(c) Additional Documentation. In connection with any Firm Exit transmitted by the Intermediary and described in Section 3(b) above, Vanguard may request additional documentation from the Intermediary in connection with its review process. Such documentation may include evidence of the date and time of receipt of the Instructions corresponding to the Original Order from or on behalf of the Plan or Plan participant, a letter of indemnification from the Intermediary, and/or an affidavit from the Plan or Plan participant or a representative of the Intermediary as to the facts supporting the Firm Exit. Vanguard must receive any documentation requested from the Intermediary via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the Firm Exit.

(d) Rejection of Firm Exits. The following Firm Exits may be rejected by Vanguard by notification to the Intermediary, regardless of the fact that such Firm Exit is received by Vanguard and is reflected in the NSCC Settlement for the relevant date:

(i) Any Firm Exit submitted by the Intermediary that does not meet the requirements set forth in Section 3(a) above and that is not approved by Vanguard pursuant to Section 3(b) above;

(ii) Any Firm Exit requiring Intermediary notification pursuant to Section 3(b) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard); and

(iii) Any Firm Exit requiring additional documentation from the Intermediary pursuant to Section 3(c) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard).

(e) Settlement of Certain Firm Exits.

(i) Any Firm Exit received and processed by Vanguard pursuant to Section 3(a) or Section 3(b) shall be reflected in the NSCC settlement occurring on the Business Day immediately following the trade date of the Original Order.

(ii) Any Firm Exit approved by Vanguard pursuant to Section 3(b) or rejected by Vanguard pursuant to Section 3(d) may require the Intermediary’s reimbursement of Firm Exit Impact (as defined below) or a supplemental manual settlement, as follows:

(A) Reimbursement of Firm Exit Impact. The Intermediary’s transmission to Vanguard of a Firm Exit described in Section 3(b) or 3(d) above shall constitute the Intermediary’s agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (I) results from Vanguard’s processing of such Firm Exit and (2) is equal to or greater than $250 (the “Firm Exit Impact”). Vanguard will notify the Intermediary of any Firm Exit Impact as soon as practicable after Vanguard’s receipt of such Firm Exit.

NSCC Membership Number  4733

(B) Supplemental Manual Settlement. Notwithstanding any prior NSCC settlement reflecting a Firm Exit, if Vanguard reasonably determines that a Firm Exit described in Sections 3(b) or 3(d) should not be honored as a legal matter or as a matter of Vanguard policy, Vanguard will notify the Intermediary, promptly after such determination, of the reinstatement of the Original Order, as of its original trade date, and such Original Order will be settled by Vanguard and the Intermediary in accordance with the provisions of Section 6 below.

(f) Review of Firm Exit Privilege. Vanguard reserves the right to review the Intermediary’s use of the Firm Exit privilege described in this Section 3 in order to determine whether the Intermediary has engaged in excessive or abusive Firm Exit trading, has failed to reimburse Firm Exit Impact or complete supplemental settlements where required, has failed to meet the applicable requirements set forth in this Section 3, or is otherwise in breach of the terms of this Agreement. In any such case, Vanguard may terminate this Agreement pursuant to the applicable termination provisions.

4. New Accounts. In order to establish a new account in the Vanguard Funds, the Intermediary will transmit account registration information via Fund/SERV to Vanguard in the established NSCC format. The Intermediary will also complete and submit to Vanguard the Firm Information Form, attached to this Agreement as Exhibit E. The account registration information is required one Business Day in advance of the initial purchase. In addition, where the new account is opened in the name of an underlying Plan or an Account, under that Plan’s or Account’s taxpayer identification number, the lntermediary will immediately mail Vanguard hard copy documentation of the foregoing in the form required by Vanguard. For each new account opened for a trust, the Intermediary will complete and submit to Vanguard the Trust Information Form, attached to this Agreement as Exhibit F. With respect to any omnibus accounts, or any other accounts which the Intermediary controls, the Intermediary shall complete master account registration documentation for each taxpayer identification number; that documentation shall apply to all identically registered accounts to which the taxpayer identification numbers apply. The Intermediary may not transmit any Orders to Vanguard through Fund/SERV, unless and until the lntermediary has established the accounts to which such Orders relate as provided herein. As used herein, “new account” means an account with a different registration than any existing account of the Intermediary.

5.	Manual Settlement Procedures.

(a) Manual Purchases. Subject to the terms and conditions set forth herein, in the case of any purchase Order for shares of a Vanguard Fund that is transmitted to Vanguard by the Intermediary other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a “Manual Purchase”), Vanguard shall credit the Intermediary’s or the Plan’s account with the purchase of such shares on a Delayed Settlement basis.

(b) Manual Redemptions. Subject to the terms and conditions set forth herein, in the case of any redemption Order for shares of a Vanguard Fund that is transmitted to Vanguard by the lntermediary other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a “Manual Redemption”), Vanguard shall debit the Intermediary’s or the Plan’s account in the number of shares covered by such redemption Order on a Delayed Settlement basis.

For these purposes, “Delayed Settlement” shall mean that, as applicable, (i) shares of a Vanguard Fund may be credited to the Intermediary’s or the Plan’s account at the share price calculated on the date of the Intermediary’s receipt of the Instructions corresponding to the purchase Order (T) notwithstanding the fact that Vanguard will not receive the settlement proceeds for the Purchase Amount of such Manual Purchase until the next Business Day following the Intermediary’s receipt of the Instructions (T+I), or (ii) shares of a Vanguard Fund may be redeemed from the Intermediary’s or the Plan’s account at the share price calculated on the date of the Intermediary’s receipt of lnstructions corresponding to the redemption Order (T)

NSCC Membership Number  4733

notwithstanding the fact that Vanguard will not deliver the settlement proceeds for the Redemption Amount until the second Business Day after the Intermediary’s receipt of such Instructions (T+2). “Purchase Amount” shall mean, with respect to any Manual Purchase, the total dollar value of shares to be purchased (including any applicable purchase or transaction fees). “Redemption Amount” shall mean, with respect to any Manual Redemption, the total dollar value of shares to be redeemed (including any applicable redemption or transaction fees).

(c) Wiring of Funds. The Intermediary shall remit the Purchase Amount to Vanguard by Federal Funds wire by 4:00 p.m. Eastern time on T+1 in accordance with the wire instructions set forth below. Vanguard shall remit the Redemption Amount to the Intermediary by Federal Funds wire by 4:00 p.m. Eastern time on T+2 in accordance with the wire instructions set forth below.

(d) Failed Trades. In the event that a Manual Purchase results in a Failed Trade (as hereinafter defined), Vanguard reserves the right, in its sole discretion, to cancel such Manual Purchase or the portion thereof that represents the Failed Trade. The Intermediary shall reimburse each Vanguard Fund affected by a Failed Trade for any and all losses that it suffers as a result of such Failed Trade, including, but not limited to, any market losses. At a minimum, losses resulting from a Failed Trade shall be deemed to include an amount calculated as (x) the Purchase Amount minus the amount of any Federal Funds wire timely received by Vanguard in connection with the Failed Trade, multiplied by (y) the Federal Funds Effective Rate on the day of the Failed Trade, multiplied by (z) 1/360. For these purposes, “Federal Funds Effective Rate” shall mean the average federal funds rate, as computed by the Federal Reserve Bank of New York.

(i) A Failed Trade shall mean any Manual Purchase or portion thereof with respect to which Vanguard has not received the Purchase Amount in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1. “Federal Funds” shall mean monies credited to a Vanguard Fund’s transfer agent bank by a Federal Reserve Bank.

(ii) Vanguard may determine, in its sole discretion, that a Failed Trade did not result from the Intermediary’s action or omission. In the event that such a determination is made, Vanguard may elect to waive all or part of the reimbursement described above.

(e) Additional Limitations on Delayed Settlement. Delayed Settlement shall be subject to the following additional provisions:

(i) With respect to any Manual Purchase, only the Purchase Amount designated when placing the Manual Purchase shall be credited to the Intermediary’s or the Plan’s account on a Delayed Settlement basis. Any amount received by Vanguard in excess of the Purchase Amount shall be handled as directed by the Intermediary upon notice from Vanguard.

(ii) With respect to any Failed Trade, if a portion of the Purchase Amount is timely received by Vanguard (i.e., in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1), then the amount so received shall be credited to the Intermediary’s or the Plan’s account on a Delayed Settlement basis.

(iii) Notwithstanding any other provision of this Agreement, in the case of any Manual Purchase or portion thereof that has been deemed a Failed Trade, any portion of the Purchase Amount thereafter received by Vanguard shall be handled as directed by the Intermediary upon notice from Vanguard.

(f) Wire Instructions.

VANGUARD:

NSCC Membership Number  4733

Wire to:	FRB ABA XXXXXXXX
HSBC, New York
For Credit	Account: XXXXXXXX
to:	Vanguard Incoming Wire Account
In favor of:	NSCC ID#
Attn NSCC Unit x 19464
Registration Name

INTERMEDIARY:

Wire to:	FRB ABA # XXXXXXXX
JP Morgan Chase New York, NY
For Credit	Account # XXXXXXXX
to:	Income Flex Trading Account
In favor of:	Registration Name

B.	CONTINGENCY PROCEDURES

1. Intermediary Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the Intermediary (an “ Intermediary Outage”), the following procedures shall be followed:

(a) The Intermediary shall immediately notify Vanguard’s NSCC Services Unit at (888) 809-8106 of the Intermediary Outage.

(b) If the Intermediary will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7:00 a.m. Eastern time), the Intermediary will call Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to notify Vanguard of the Intermediary Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders corresponding to Instructions received on T. If possible, the Intermediary will submit the Orders corresponding to Instructions received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Intermediary will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

(c) If any correction or termination of the Intermediary Outage results in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B, Section 1(b) above, the Intermediary will be responsible for any costs or losses associated with the cancellation of such duplicate Orders unless the Intermediary calls Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in

Part A.

2. NSCC Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the NSCC (an “NSCC Outage”), the following procedures shall be followed:

(a) The Intermediary or Vanguard shall notify the other immediately upon becoming aware of an NSCC Outage.

NSCC Membership Number  4733

(b) If the Intermediary reasonably believes that it will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1, the Intermediary will call Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to in order to notify Vanguard of the NSCC Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders corresponding to Instructions received on T. If possible, the Intermediary will submit the Orders corresponding to Instructions received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Intermediary will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

(c) If any correction or termination of the NSCC Outage may result in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B, Section 2(b) above (i.e., if Orders previously entered onto Fund/SERV by the lntermediary were suspended as a result of the NSCC Outage), the Intermediary will be responsible for any costs or losses associated with the cancellation of duplicate Orders unless the Intermediary calls Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the potentially duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in

Part A.

3. Vanguard Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at Vanguard (a “Vanguard Outage”), the following procedures shall be followed:

(a) The Intermediary shall continue to transmit Orders via Fund/SERV in accordance with the procedures outlined in the Operating Procedures in Part A above.

(b) Vanguard will be responsible for any costs or losses associated with processing and settling, as of the appropriate trade date, Orders timely entered onto Fund/SERV by the Intermediary during the Vanguard Outage.

NSCC Membership Number  4733

EXHIBIT A

REDEMPTION FEE PROCEDURES FOR INTERMEDIARIES

SERVICING DEFINED CONTRIBUTION PLANS

A.	Redemption Fee Procedures

1. Beginning on the effective date of this Agreement, the Intermediary will assess a redemption fee on shares of each Vanguard Fund specified below redeemed by a Plan participant by means of an exchange out of the Vanguard Fund (or an exchange out of an Account or sub-account of an Account investing in a Vanguard Fund, as applicable) within the specified holding period after purchase of such shares by the Plan participant by means of an exchange into the Vanguard Fund (the “Redemption Fee”). For purposes of tracking and assessing the Redemption Fee, all Plan participant acquisitions of Vanguard Fund shares as a result of (a) an exchange into the Vanguard Fund, (b) a participant-initiated asset transfer within a Plan and/or Contract, or (c) a participant-initiated rollover shall be considered “purchases” (a “Purchase”), and all Plan participant dispositions of Vanguard Fund shares as a result of an exchange out of the Vanguard Fund shall be considered “redemptions” (a “Redemption”). For purposes of these procedures, “exchange out” means a transaction in which proceeds from a redemption of Vanguard Fund shares in a Plan are used to purchase another investment offered within the Plan and/or Contract.

2. The Redemption Fee holding period begins at the date of the Purchase, and the Redemption Fee will be charged on Redemptions that occur before the end of the Vanguard Fund’s holding period. In determining whether and to what extent the Redemption Fee applies to any particular Redemption, a participant’s shares that are exempt from the Redemption Fee are redeemed first. The Intermediary shall then use a first-in first-out method of accounting for Purchases and Redemptions, meaning that a participant’s oldest shares are redeemed prior to more recently acquired shares.

3. The following transactions will not be considered Purchases or Redemptions, as applicable, for purposes of these Redemption Fee Procedures:

(a)	Purchases of Vanguard Fund shares with Plan participant payroll or employer contributions;

(b)	Distributions, loans, and in-service withdrawals from Plans;

(c)	Redemptions or transfers of shares as part of a Plan termination or at the direction of a Plan;

(d)	Purchases of shares by reinvestment of dividends or capital gain distributions;

(e)	Rollovers to individual retirement accounts (IRAs);

(f)	IRA conversions and recharacterizations;

(g)	Re-registrations of shares in the same Vanguard Fund;

(h)	Conversions from one share class to another in the same Vanguard Fund;

(i)	Transactions in Section 529 College Savings Plan accounts; and

(j)	Redemptions of shares to pay fund or account fees.

4. Reallocation and rebalancing transactions completed by Plan participants, investment advisors, or investment advisory services will not be exempt from Redemption Fees.

5. Vanguard Fund Redemption Fee holding periods shall be calculated using calendar dates and shall include trade dates.

6. The lntermediary shall be responsible for the calculation and remittance of the correct amount of Redemption Fees.

7.(a) Preferred Method. If the Intermediary elects to utilize the NSCC’s Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be processed and settled through the Fund/SERV STR

NSCC Membership Number  4733

functionality, in accordance with applicable NSCC rules and procedures and any supplemental information or clarification furnished to the Intermediary in writing by Vanguard from time to time.

(b) Alternate Method. If the Intermediary does not elect to utilize the NSCC’s Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be withheld from the redemption proceeds of each Redemption of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Redemption Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions below:

Wire to:	Wachovia Bank NA
Avondale, PA
ABA:	XXXXXXXX
For credit to:	Vanguard Fee Collection Account
Account number:	XXXXXXXX
For further credit to:	Master Account # [ ]

Note: The above wiring instructions should be used only for the remittance of redemption and purchase fees on transactions in Vanguard Funds, and not for any other purpose.

8. On the same Business Day as each wire transfer of Redemption Fees, the Intermediary shall deliver via facsimile to (484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit A indicating the allocation among the Vanguard Funds and the Intermediary’s accounts of the fees remitted, which shall include the following information:

➢	Vanguard Fund number
➢	Master/client identification number
➢	CUSIP number
➢	Vanguard account number
➢	Dollar amount of the Redemption Fees remitted for each Vanguard Fund account

Each such facsimile transmission shall include the name and telephone number of an Intermediary contact for purposes of any questions regarding the Redemption Fees remitted.

9. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary’s compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance. The Intermediary shall maintain records sufficient to identify the date and time of receipt of all Purchase and Redemption transactions resulting in Redemption Fees and shall make such records available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

B. Vanguard Funds that Charge Redemption Fees*

Fund Name	Fund Number	Redemption Fee (applies to all listed share classes)	Holding Period (applies to all listed share classes)
Vanguard Capital Opportunity Fund	0 111 (Investor Shares) 5111 (Admiral Shares)	1%	Less than 1 year
Vanguard Consumer Discretionary Index Fund	5483 (Admiral Shares)	2%	Less than 1 year
Vanguard Consumer Staples Index Fund	5484 (Admiral Shares)	2%	Less than 1 year
Vanguard Convertible Securities Fund	0082 (Investor Shares)	1%	Less than 1 year
Vanguard Developed Markets Index Fund	0227 (Investor Shares)	2%	Less than 2 months
Vanguard Emerging Markets Stock Index Fund (see Exhibit B for purchase fee information)	0533 (Investor Shares) 5533 (Admiral Shares) 1354 (Signal Shares)	0.25%	All redemptions

NSCC Membership Number  4733

	0239 (Institutional Shares)
Vanguard Energy Fund	0051 (Investor Shares) 0551 (Admiral Shares)	1%	Less than 1 year
Vanguard Energy Index Fund	5480 (Admiral Shares)	2%	Less than 1 year
Vanguard European Stock Index Fund	0079 (Investor Shares) 0579 (Admiral Shares) 1352 (Signal Shares) 0235 (Institutional Shares)	2%	Less than 2 months
Vanguard Financials Index Fund	5486 (Admiral Shares)	2%	Less than 1 year
Vanguard FTSE All-World ex-US Index Fund	0770 (Investor Shares) 0881 (Institutional Shares)	2%	Less than 2 months
Vanguard FTSE All-World ex-US Small-Cap Index Fund	1684 (Investor Shares) 0884 (Institutional Shares)	0.75%	All redemptions
Vanguard Health Care Fund	0052 (Investor Shares) 0552 (Admiral Shares)	1%	Less than 1 year
Vanguard Health Care Index Fund	5485 (Admiral Shares)	2%	Less than 1 year
Vanguard High-Yield Corporate Fund	0029 (Investor Shares) 0529 (Admiral Shares)	1%	Less than 1 year
Vanguard Industrials Index Fund	5482 (Admiral Shares)	2%	Less than 1 year
Vanguard Information Technology Index Fund	5487 (Admiral Shares)	2%	Less than 1 year
Vanguard Institutional Developed Markets Index Fund	0234 (Institutional Shares)	2%	Less than 2 months
Vanguard International Explorer™ Fund	0126 (Investor Shares)	2%	Less than 2 months
Vanguard International Growth Fund	0081 (Investor Shares) 0581 (Admiral Shares)	2%	Less than 2 months
Vanguard International Value Fund	0046 (Investor Shares)	2%	Less than 2 months
Vanguard Market Neutral Fund	0634 (Investor Shares) 0734 (Institutional Shares)	1%	Less than 1 year
Vanguard Materials Index Fund	5481 (Admiral Shares)	2%	Less than 1 year
Vanguard Pacific Stock Index Fund	0072 (Investor Shares) 0572 (Admiral Shares) 1353 (Signal Shares) 0237 (Institutional Shares)	2%	Less than 2 months
Vanguard Precious Metals & Mining Fund	0053 (Investor Shares)	1%	Less than 1 year
Vanguard PRIMECAP Fund	0059 (Investor Shares) 0559 (Admiral Shares)	1%	Less than 1 year
Vanguard PRIMECAP Core Fund	1220 (Investor Shares)	1%	Less than 1 year
Vanguard REIT Index Fund	0123 (Investor Shares) 5123 (Admiral Shares) 1355 (Signal Shares) 3123 (Institutional Shares)	1%	Less than 1 year
Vanguard Selected Value Fund	0934 (Investor Shares)	1%	Less than 1 year
Vanguard Tax-Managed Balanced Fund	0103 (Investor Shares)	1%	Less than 5 years
Vanguard Tax-Managed Capital Appreciation Fund	0102 (Investor Shares) 5102 (Admiral Shares) 0135 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed Growth and Income Fund	0101 (Investor Shares) 5101 (Admiral Shares) 0136 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed International Fund	0127 (Investor Shares) 0137 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed Small-Cap Fund	0116 (Investor Shares) 0118 (Institutional Shares)	1%	Less than 5 years
Vanguard Telecommunication Services Index Fund	5488 (Admiral Shares)	2%	Less than 1 year
Vanguard Total International Stock Index Fund	0113 (Investor Shares)	2%	Less than 2 months
Vanguard Total World Stock Index Fund (see Exhibit B for purchase fee information)	0628 (Investor Shares) 0826 (Institutional Shares)	2%	Less than 2 months
Vanguard Utilities Index Fund	5489 (Admiral Shares)	2%	Less than 1 year

* The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

NSCC Membership Number  4733

Redemption Fees

Intermediary Name:	Contact Name:
Intermediary Address:	Phone Number:
E-mail address:

  TIN

Fund Number	Master or Client lD	CUSIP Number	Account Number	Redemption fee amount

			Total	0.00

NSCC Membership Number  4733

EXHIBIT B

PURCHASE FEE PROCEDURES FOR INTERMEDIARIES

SERVICING DEFINED CONTRIBUTION PLANS

1. Beginning on the effective date of this Agreement, the Intermediary will assess a purchase fee on shares of the Vanguard Funds identified below purchased by a Plan participant (or an Account on behalf of a Plan participant) (the “Purchase Fee”). For purposes of tracking and assessing the Purchase Fee, all participant acquisitions of shares (or, as applicable, Account acquisitions of shares on behalf of a participant) as a result of (a) a purchase or an exchange into the Vanguard Fund, (b) a participant-initiated asset transfer into the Vanguard Fund, or (c) a participant-initiated rollover into the Vanguard Fund shall be considered “purchases” (a “Purchase”).

2. The following transactions will not be considered Purchases for purposes of these Purchase Fee Procedures:

(a)	Purchases of shares by reinvestment of dividends or capital gains distributions;

(b)	Transfers or re-registrations within the Vanguard Fund; and

(c)	Conversions from one share class to another in the Vanguard Fund.

3. The Purchase Fee shall be withheld from the settlement of each Purchase of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Purchase Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions below:

Wire to:	Wachovia Bank NA
Avondale, PA
ABA:	XXXXXXXX
For credit to:	Vanguard Fee Collection Account
Account number:	XXXXXXXX
For further credit to:	Master Account # [ ]

Note: The above wiring instructions should be used only for the remittance of redemption and purchase fees on transactions in Vanguard Funds, and not for any other purpose.

4. On the same Business Day as each wire transfer of Purchase Fees, the Intermediary shall deliver via facsimile to
(484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit B indicating the allocation among the Intermediary’s accounts of the Purchase Fees remitted, which shall include the following information:

➢	Fund number
➢	Master/client identification number
➢	CUSIP
➢	Vanguard account number
➢	Dollar amount of the Purchase Fees remitted

Each such facsimile transmission shall include the name and telephone number of an Intermediary contact for purposes of any questions regarding the Purchase Fees remitted.

5. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary’s compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance. The Intermediary shall maintain records sufficient to identify the date and time of receipt of all Purchases resulting in Purchase Fees and shall make such records available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

NSCC Membership Number  4733

Vanguard Funds that Charge Purchase Fees*

Fund Name	Fund Number	Purchase Fee (applies to all listed share classes)
Vanguard Emerging Markets Stock Index Fund	0533 (Investor Shares) 5533 (Admiral Shares) 1354 (Signal Shares) 0239 (Institutional Share)	0.50%
Vanguard FTSE All-World ex-US Small-Cap Index Fund	1684 (Investor Shares) 0884 (Institutional Shares)	0.75%
Vanguard Total World Stock Index Fund	0628 (Investor Shares) 0826 (Institutional Shares)	0.25%
Vanguard Short-Term Corporate Bond Index fund	1945 (Signal Shares) 1645 (Institutional Shares)	0.25%
Vanguard Intermediate-Term Corporate Bond Index Fund	1946 (Signal Shares) 1646 (Institutional Shares)	0.50%
Vanguard Long-Term Corporate Bond Index Fund	1947 (Signal Shares) 1647 (Institutional Shares)	1.00%
*The	availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

Purchase Fees

Intermediary Name:	Contact Name:
Intermediary Address:	Phone Number:
E-mail address:

TIN

Fund Number	Master or Client lD	CUSIP Number	Account Number	Purchase fee amount

			Total	0.00

NSCC Membership Number  4733

EXHIBIT C

INTERMEDIARY’S FREQUENT TRADING POLICY PROCEDURES

SERVICING DEFINED CONTRIBUTION PLANS

BACKGROUND

Market timing/excessive trading is the frequent trading of shares in an investment option, typically in response to short-term fluctuations in the market. Market timing/excessive trading in large amounts can result in temporary financial advantages to the market timer/excessive trader, however, it can also have a disruptive effect on the portfolio management of the investment option, resulting in increased costs and reduced returns to a plan as well as the participants invested in that investment option.

Prudential Retirement (PR), in its capacity as a record-keeper, will assist the plan in protecting other plan participants from the potential economic harm that may arise from market-timing/excessive trading. The plan has adopted this policy, as it may be amended from time to time, to grant PR, as a record-keeper, the authority to take the actions set forth in the policy.

As described in investment transfer confirmations and mutual fund prospectuses, mutual fund managers reserve the right to refuse purchase orders and transfers into their funds by any person, group or commonly controlled account if the managers believe the trading would have a disruptive effect on portfolio management.

POLICY

Definition of Market Timing/Excessive Trading

Market Timing/Excessive Trading is defined as:

(1)	One or more participant-directed trades into AND out of (or out of AND into) the same investment option;
(2)	Within a rolling 30-day period; and
(3)	Each trade is greater than $25,000

Automatic or system-driven transactions such as contributions or loan repayments by payroll deduction, re-mapping transactions, hardship withdrawals, regularly scheduled or periodic distributions, or periodic rebalancing through a systematic rebalancing program that is not initiated by the Plan do not constitute excessive trading and will not be subject to this criteria.

This definition will not apply to the following: I) Self-directed brokerage and non-qualified retail accounts; and 2) company stock (share-basis), fund-of-funds, stable value funds, money market funds, funds with fixed unit values, and outside Guaranteed Income Contracts. However, the insurance company separate account options used by these accounts or funds will be subject to the rules governing those separate accounts. Similarly, the outside mutual funds used by these accounts or funds will be subject to the market timing policy of each mutual fund. PR will take action, as directed by the insurance company or by the mutual fund to enforce its rule or policy.

WARNING PROCESS

The first instance of marketing timing/excessive trading will result in a Warning letter to the participant. A copy of the Warning letter and/or a Trading activity report will be sent to the plan sponsor. There will be no penalties or trade restrictions imposed on the participant or the plan at this time. If the market timing/excessive trading

NSCC Membership Number  4733

activity continues, the second instance of marketing timing/excessive trading will result in trade restrictions being imposed.

TRADE RESTRICTION PROCESS

Upon the second instance of market timing/excessive trading within a 6-month period, the participant will be placed on restriction for a 3-month period (“Restriction Period”). Trade restrictions may be extended incrementally (3 months) if the behavior recurs during the 6-month period immediately following the initial restriction.

During the Restriction Period, participants are restricted from making investment-related transactions (for example, transferring existing balances) on-line via the internet, via the Voice Response System (VRS) or via fax. All investment-related transactions must be in writing, with an original signature, delivered by the US Post Office (no overnight mail) to: Prudential Retirement, 30 Scranton Office Park, Scranton, PA 18507-1789. These paper transaction requests will be reviewed as soon as practicable, to ensure they are in good order, and will be subject to approval by PR, as the plan’s delegate, before they are processed. If an investment-related transaction is received via fax or overnight mail, it will not be honored and PR will notify the participant.

During the Restriction Period participants will be able to process non-investment related transactions (for example, loans, distributions, or, if applicable, changing allocations of future contributions or contribution rates to the program), if permitted by plan rules and the plan sponsor’s Personal Securities Trading Policy.

NOTIFICATION PROCESS

PR will send warning letters to each participant’s home address as it appears on the record-keeping system. Restriction notices will be sent via certified mail to the participant’s home address, as soon as administratively practicable. Reports of Market Timing Trading activity will be sent to the person the plan has designated receive this type of communication.

NSCC Membership Number  4733

EXHIBIT D

SHARE CLASS ELIGIBILITY REQUIREMENTS FOR INTERMEDIARIES

SERVICING DEFINED CONTRIBUTION PLANS

I. Share Classes. Accounts in Vanguard Funds maintained by the Intermediary may qualify for Admiral Shares, Signal Shares, Institutional Shares and/or Institutional Plus Shares, if and to the extent available from time to time, by satisfying the applicable requirements set forth below. The Intermediary shall be responsible for ensuring that only those accounts and/or Plans that satisfy all applicable eligibility requirements below receive and continue to hold Admiral Shares, Signal Shares, Institutional Shares or Institutional Plus Shares, as appropriate, and/or such additional or substitute share classes as the Vanguard Funds may offer from time to time. Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

2. Admiral Shares Eligibility Requirements. Except as set forth in Section 3 of this Exhibit with respect to Admiral Shares of Signal Funds (as defined in such Section 3):

(a) For each Vanguard Fund (other than any Signal Fund), all purchases of Admiral Shares and any conversions from Investor Shares to Admiral Shares must be attributable to a Plan that has, or immediately after the transaction will have, a minimum of $100,000 invested in the Vanguard Fund through the Intermediary (an “Admiral Qualifying Plan”);

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Admiral Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Admiral Shares, or a conversion from Investor Shares to Admiral Shares, on behalf of an Admiral Qualifying Plan via a Fund/SER V transmission; and

(f) In the event that a Plan holding Admiral Shares through the Intermediary no longer meets the $100,000 minimum or no longer satisfies Vanguard’s criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Admiral Shares to Investor Shares, if available, within the Intermediary’s Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Admiral Shares to Investor Shares, if available, within the Intermediary’s Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund’s then-current prospectus and the Vanguard Fund’s then-effective Multiple Class Plan, with respect to a Plan holding Admiral Shares through the Intermediary that no longer meets the $100,000 minimum or no longer satisfies Vanguard’s criteria for aggregation.

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Admiral Shares through the Intermediary or an Underlying Intermediary and (ii) the a mount of each Vanguard Fund’s Admiral Shares held by the Intermediary or the Underlying Intermediary for each such Plan (in dollars and shares). This information will be provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Admiral Shares program.

NSCC Membership Number  4733

3. Signal Shares Eligibility Requirements. Effective June 1, 2007, the Intermediary is not permitted to establish a new account in Admiral Shares of any Vanguard Fund that offers Signal Shares (such funds are listed on Attachment A to this Agreement) (each, a “Signal Fund”), purchase Admiral Shares of a Signal Fund on behalf of a Plan, or convert Investor Shares of any Signal Fund to Admiral Shares of such fund. The Intermediary shall be eligible to hold and purchase Signal Shares of Signal Funds provided the Intermediary or the appropriate Plan or Vanguard Institutional Client (as defined in Section 3(c) below), as the case may be, satisfies the following requirements as and to the extent applicable.

(a) Conversion from Admiral Shares; Grace Period. All Signal Shares acquired by the Intermediary on or prior to October 5, 2007 (the “Conversion Date”) by conversion from Signal Fund Admiral Shares (such shares, “Converted Shares”) shall be exempt from reclassification to Investor Shares, as described in Section 3(f) below, permanently with respect to Converted Shares held by or on behalf of Plans (“Grandfathered Plans”).

(b) Plan Eligibility. For each Signal Fund, all purchases of Signal Shares and any conversions from Investor Shares to Signal Shares must be attributable to a Plan (other than a Grandfathered Plan) that has, or immediately after the transaction will have, a minimum of $1,000,000 invested in the Signal Fund through the Intermediary. Assets beneficially owned by multiple Plans may not be aggregated to meet the $1,000,000 minimum investment, and assets beneficially owned by a Plan in the same Signal Fund through multiple accounts may not be aggregated to meet the $1,000,000 minimum investment, in each case except as approved by Vanguard in accordance with criteria established by Vanguard. Grandfathered Plans may purchase additional Signal Shares of, and may establish new Signal Share accounts in, any Signal Funds held by or on behalf of such Grandfathered Plans as of the Conversion Date. The requirements of this Section 3(b) apply to each Plan serviced by the Intermediary or an Underlying Intermediary.

(c) Vanguard Institutional Client Eligibility. With respect to non-Grandfathered Plans that are Vanguard Institutional Clients, all purchases of Signal Shares and any conversions from Investor Shares to Signal Shares must be attributable to a Vanguard Institutional Client that has, or immediately after the transaction will have, a minimum of $1,000,000 invested in the Signal Fund through the Intermediary. Assets beneficially owned by multiple Vanguard Institutional Clients may not be aggregated to meet the $1,000,000 minimum investment, and assets beneficially owned by a Vanguard Institutional Client in the same Signal Fund through multiple accounts may not be aggregated to meet the $1,000,000 minimum investment, in each case except as approved by Vanguard in accordance with criteria established by Vanguard. This requirement applies to each Vanguard Institutional Client serviced by the Intermediary or an Underlying Intermediary. For purposes of this Section 3, “Vanguard Institutional Client” shall mean a Plan or Plan sponsor that is the beneficial owner of Vanguard Fund shares and has a special servicing arrangement with Vanguard, but for which Vanguard does not provide full service plan recordkeeping or administrative services. Vanguard will be responsible for identifying to the Intermediary those Vanguard Institutional Clients known to Vanguard to be trading through the Intermediary or an Underlying Intermediary.

(d) Acquiring Signal Shares by Purchase or Conversion from Investor Shares. The Intermediary shall request a purchase of Signal Shares, or a conversion from Investor Shares to Signal Shares, on behalf of an eligible Plan via a Fund/SERV transmission.

(e) Vanguard Funds Not Offering Signal Shares. The Intermediary shall be permitted to purchase and hold, on behalf of Plans, Admiral Shares of any Vanguard Fund that does not and will not offer Signal Shares, subject to applicable Admiral Shares eligibility requirements in effect from time to time.

(f) Reclassification to Investor Shares. Subject to the provisions of Section 3(a) above, in the event that a Plan (other than a Grandfathered Plan) holding Signal Shares through the Intermediary no longer satisfies the applicable Signal Shares eligibility requirements, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Signal Shares to Investor Shares within the Intermediary’s Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Signal Shares to Investor Shares within the Intermediary’s Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund’s then-current prospectus and the Vanguard Funds’ then-effective Multiple Class Plan, with respect to a Plan (other than a Grandfathered Plan) holding Signal Shares through the Intermediary that no longer satisfies the applicable eligibility requirements.

NSCC Membership Number  4733

(g) Intermediary Reporting. In order to enable Vanguard to (x) ensure the Intermediary’s compliance with these Signal Shares eligibility requirements, and (y) identify those Plans that hold Signal Shares but are not eligible to do so, the Intermediary agrees to furnish Vanguard with the following information, upon Vanguard’s written request with reasonable advance notice:

(i) A report identifying, as applicable: (A) each Plan that owns Signal Shares through the Intermediary or an Underlying Intermediary and the Signal Fund accounts in which such assets are maintained; and (B) the amount of each Signal Fund’s Signal Shares held by each Plan (in dollars and shares). This information will be provided separately for each Signal Fund and will reflect Signal Share account balances as of the most recent month end.

(ii) A description of the Intermediary’s policies and procedures for implementation of the Signal Shares eligibility rules applicable to Plans investing in Signal Shares through the Intermediary.

(iii) Such other or additional reporting or information as Vanguard may specify in order to ensure compliance with applicable Signal Shares eligibility requirements.

All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Signal Shares program.

4.	Institutional Shares Eligibility Requirements.

(a) For each Vanguard Fund, all purchases of Institutional Shares and any conversions from Investor Shares, Admiral Shares or Signal Shares to Institutional Shares must be attributable to a Plan that has, or immediately after the transaction will have, a minimum of $5,000,000* invested in the Vanguard Fund through the Intermediary (an “ Institutional Qualifying Plan”);

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the $5,000,000* minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $5,000,000* minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Institutional Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Institutional Shares, or a conversion from any other class of shares to Institutional Shares, on behalf of an Institutional Qualifying Plan by providing a written notification to Vanguard identifying the Institutional Qualifying Plan and the value of shares held in the relevant Vanguard Fund offering Institutional Shares; and

(f) In the event that a Plan holding Institutional Shares through the Intermediary no longer meets the $5,000,000* minimum or no longer satisfies Vanguard’s criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Institutional Shares to Signal Shares, Admiral Shares or Investor Shares, as appropriate and if available, within the Intermediary’s Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Institutional Shares to Signal Shares, Admiral Shares or Investor Shares, as appropriate, within the Intermediary’s Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund’s then-current prospectus and the Vanguard Funds’ then-effective Multiple Class Plan, with respect to a Plan holding Institutional Shares through the Intermediary that no longer meets the $5,000,000* minimum or no longer satisfies Vanguard’s criteria for aggregation.

NSCC Membership Number  4733

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Institutional Shares through the Intermediary or an Underlying Intermediary, and (ii) the amount of each Vanguard Fund’s Institutional Shares held by the Intermediary or the Underlying Intermediary for each such Plan (in dollars and shares). This information will be provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Institutional Shares program.

* Required minimum for Vanguard Intermediate-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Long-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Short-Term Investment-Grade Fund Institutional Shares is $50,000,000; for Vanguard Institutional Total Bond Market Index Fund Institutional Shares, $ 100,000,000; and for Vanguard Institutional Total Stock Market Index Fund Institutional Shares, $100,000,000. The availability of funds may vary because of fund openings and closings or changes in minimum investments.

5.	Institutional Plus Shares Eligibility Requirements.

(a) For each Vanguard Fund, all purchases of Institutional Plus Shares and any conversions from any other class of shares to Institutional Plus Shares must be attributable to a Plan that has, or immediately after the transaction will have, the minimum amount specified in the relevant Vanguard Fund’s Institutional Plus Shares prospectus invested in the Vanguard Fund through the Intermediary (an “Institutional Plus Qualifying Plan”);

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Institutional Plus Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Institutional Plus Shares, or a conversion from any other class of shares to Institutional Plus Shares, on behalf of an Institutional Plus Qualifying Plan by providing a written notification to Vanguard identifying the Institutional Plus Qualifying Plan and the value of shares held in the relevant Vanguard Fund offering Institutional Plus Shares; and

(f) In the event that a Plan holding Institutional Plus Shares through the Intermediary no longer meets the required investment minimum or no longer satisfies Vanguard’s criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Institutional Plus Shares to Institutional Shares, Signal Shares, Admiral Shares or Investor Shares, as appropriate and if available, within the Intermediary’s Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Institutional Plus Shares to Institutional Shares, Signal Shares, Admiral Shares or Investor Shares, as appropriate, within the Intermediary’s Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund’s then-current prospectus and the Vanguard Funds’ then-effective Multiple Class Plan, with respect to a Plan holding Institutional Plus Shares through the Intermediary that no longer meets the required investment minimum or no longer satisfies Vanguard’s criteria for aggregation.

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Institutional Plus Shares through the Intermediary or an Underlying Intermediary, and (ii) the amount of each Vanguard Fund’s Institutional Plus Shares held by the Intermediary or the Underlying Intermediary for each such Plan (in dollars and shares). This information will be provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Institutional Plus Shares program.

NSCC Membership Number  4733

EXHlBIT E

FIRM INFORMATION FORM

Important information about opening a new account: Vanguard is required by federal law to obtain from each person who opens an account certain personal information-including name, address, and date of birth among other information-that will be used to verify identity. If you do not provide us with this information, we will not be able to open the account. If we are unable to verify your identity, Vanguard reserves the right to close your account or take other steps we deem reasonable.

(Please print, preferably in black ink.)

1. Name of Firm	Please check the box, if applicable:

Prudential Retirement Insurance and Annuity Co	☐ Employee benefit plan established
under ERISA
2. Firm Information

Citizenship: X U.S. Citizen or ☐ Resident Alien or ☐ Nonresident Alien
Country of citizenship for nonresident alien

06-1050034	☐ Applied for.
Employer Identification Number, or Qualified	Date of application:
Intermediary Employer Identification Number
(if a non- U.S. entity)

                     280 Trumbull Street

Street Address or APO/FPO (a P.O. box or rural route number is not acceptable)

Hartford	CT 06103
City	State	Zip Code

Daytime Telephone Number		Evening Telephone Number

3. Type of Account

Important: Please send us, along with this form, a copy of the documentation required for the account registration type specified below, or there may be a delay in establishing the account or account options.

Documents Required
X Corporation	Articles of Incorporation or state-issued charter or Certificate of Good Standing.
☐Endowment	Pages in trust document that show the name of the endowment and a listing of all trustees and their signatures.
☐Foundation	Articles of Incorporation.
☐Partnership	Partnership Agreement.
☐Professional Association or Corporation; Limited Liability Corporation	Articles of Association, Certificate of Organization, or similar document.
☐Sole Proprietorship	Document filed to form the proprietorship.
☐Unincorporated Enterprise	Document evidencing the existence of the enterprise, such as the charter or resolution.
☐Other	Document filed to form the organization (if a legal entity), or organization bylaws or similar document (if not a legal entity) .
(Please specify type.)

NSCC Membership Number  4733

Check one of the following if it describes the organization opening the account:

☐Broker/Dealer	☐National Bank	☐Government Agency or Instrumentality

☐Mutual Fund	☐State-Regulated Bank	X Publicly Traded on the Nasdaq (Except Small-Cap Issues), NYSE, or AMEX
PRU
(Enter ticker symbol.)

4. Names and Signatures of Authorized Signers

The undersigned hereby certify that all information provided on this Firm Information Form is true, correct, and complete.

/s/ Brent Walder
Name

Vice President	August 12, 2010
Signature/Title	Date

Name

Signature/Title	Date

NSCC Membership Number  4733

EXHIBIT F

TRUST INFORMATION FORM

Important information about opening a new account: Vanguard is required by federal law to obtain from each person who opens an account certain personal information—including name, address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, we will not be able to open the account.

If we are unable to verify your identity, Vanguard reserves the right to close your account or take other steps we deem reasonable.

(Please print, preferably in black ink.)

1. Name and Date of Trust Agreement

Please check the box, if applicable:

☐ Employee benefit plan established under ERISA

2. Trust Information

Citizenship: ☐ U.S. Citizen or ☐ Resident Alien or ☐ Nonresident Alien
Country of citizenship for nonresident alien

☐ Applied for.
Trust’s Employer Identification Number, or Qualified Intermediary Employer Identification Number (if a non-U.S. entity)	Date of application:

Trust’s Street Address or APO/FPO (a P.O. box or rural route number is not acceptable)

City	State	Zip Code

Trust’s Daytime Telephone Number	Trust’s Evening Telephone Number

Important: Please send us, along with this form, a copy of the pages in the trust document that show the name of the trust, the trust date, and a listing of all trustees and their signatures.

3. Name(s) and Signature(s) of Trustee(s)

The undersigned hereby certify that they are authorized to act on behalf of the Trust and that all information provided on this Trust Information Form is true, correct, and complete.

Name

Signature	Date

Name

Signature	Date

NSCC Membership Number  4733

ADDENDUM A

TO DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT AGREEMENT

Application of Certain Provisions of the Defined Contribution Clearance & Settlement Agreement

(“Agreement”) to VantageTrust Retirement lncome Advantage Fund (“VantageTrust Fund”)

August 12, 2010

A. General. This Addendum A is attached to and incorporated into the Defined Contribution Clearance & Settlement Agreement dated August 12, 2010 by and between the parties identified below. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement. In the event of any conflict between this Addendum A and the Agreement with respect to the specific subject matter hereof, the terms of this Addendum A shall control.

B. VantageTrust Fund. For purposes of this Addendum A, the “VantageTrust Fund” means the VantageTrust Retirement IncomeAdvantage Fund offered by Vantage Trust Company, through its commingled trust, VantageTrust. The VantageTrust Fund is offered to governmental retirement Plans meeting the requirements of Section 401(a) or Section 457 of the Internal Revenue Code of 1986, as amended. All assets of the VantageTrust Fund are invested in an Account under a Contract issued by the Intermediary. This Account, in turn, invests in an asset allocation of underlying funds (this asset allocation, hereinafter, the “Asset Allocation”), through other Accounts corresponding to, and investing in, such underlying funds in connection with VantageTrust Fund. The Asset Allocation will include one or more Vanguard Funds, and may include one or more other commingled investments not affiliated with Vanguard.

For purposes of the application of the Agreement to the VantageTrust Fund, including with respect to the aforementioned Contract and Accounts, the parties acknowledge the existence of an Underlying Intermediary, ICMA Retirement Corporation (“ICMA-RC”), which will provide plan administration services to Plans offering the VantageTrust Fund.

The Asset Allocation shall consist of more than one non-money market mutual fund, and shall be rebalanced no more than monthly unless there is a deviation from the target allocation of more than 0.5%; in addition, Asset Allocation fund line up and targets shall be changed no more than quarterly. Plan participants and Plan level investment directors shall have no influence over the Asset Allocation; any and all Plan participant and Plan level investment instructions and transactions will be made at the VantageTrust Fund level, and will not be specific to any underlying Vanguard Fund. Plan participants and Plan sponsors may be provided with information about the underlying funds that are components of the Asset Allocation, subject to the terms and conditions of the Agreement.

The Intermediary agrees, and will ensure, that the aforementioned Accounts’ investments in any given Vanguard Fund in connection with VantageTrust Fund will be held through and maintained in accounts with Vanguard that only include such VantageTrust Fund-related investments, and not any other investments of the Intermediary, any Underlying Intermediary, any Account, or any underlying Plan, Trust or other Contract, with respect to such Vanguard Fund; all such other investments, if any, shall be held through separately maintained Intermediary accounts with Vanguard that do not contain any VantageTrust Fund-related investments, under separate Vanguard Master Account numbers.

C. Application of Certain Policies. With respect to the VantageTrust Fund only, the Vanguard Fund Redemption Fee, Purchase Fee, Frequent Trading, Multiple Share Class, and other policies set forth within Section 6 of the Agreement shall be applicable at the Account level rather than at the Plan participant level. For clarity, and without limiting the foregoing, the following policies shall apply, and be applied, in the following manner with respect to the VantageTrust Fund:

NSCC Membership Number  4733

1. Redemption Fees and Purchase Fees. With respect to Sections 6(d) (Redemption Fees) (and Exhibit A) and 6(e) (Purchase Fees) (and Exhibit B) of the Agreement, the redemption fees and purchase fees, where applicable, shall be based on, and shall be applied to, the net Orders by the Intermediary’s Account in each applicable Vanguard Fund, and shall not be based on or applied to underlying Plan or Plan participant level transactions. Vanguard will track, assess and retain, for the benefit of the relevant Vanguard Funds, such redemption fees and purchase fees. With respect to redemption fees, Vanguard’s assessment of the fees will be based on a first-in first-out method of accounting for applicable Purchases and Redemptions by the applicable Account. The Intermediary acknowledges that, in processing such Orders, Vanguard will recognize only the following: purchases, redemptions, transfers and exchanges, and that, as a result, certain types of transactions that might otherwise be exempt from Vanguard Fund redemption and/or purchase fees will be subject to redemption and/or purchase fees when processed by Vanguard in accordance with this paragraph.

2. Frequent Trading Policy. With respect to Section 6(f) (Frequent Trading Policy) (and Exhibit C) of the Agreement, the Intermediary will apply a frequent trading policy (specified in the modified Exhibit C below) at the VantageTrust Fund product level (i.e., with respect to purchases by Plan participants of units of the VantageTrust Fund), rather than applying the frequent trading policy specified in Exhibit C of the Agreement at the Plan participant level with respect to the applicable Vanguard Fund(s). Solely for these purposes, Exhibit C of the Agreement shall be replaced with the following:

“EXHIBIT C

FREQUENT TRADlNG POLICY FOR VANTAGETRUST FUND

For purposes of this Exhibit C, references to “Fund” shall mean the VantageTrust Fund. Beginning on the effective date of this Agreement, under terms of the applicable Contract, Plan participants who exchange any amount out of the Fund prior to Lock-in or take Excess Withdrawals after Lock-in must wait 90 calendar days before exchanging back into the Fund. For purposes of this policy, “exchange out” means a transaction in which proceeds from a redemption of units of the Fund are used to purchase another investment offered within the Plan. This frequent trading policy will not apply to purchases of units of the Fund with Plan participant payroll or employer contributions or loan repayments.”

3. Share Class Eligibility. With respect to Section 6(h) (Multiple Share Classes) (and Exhibit D) of the Agreement, share class eligibility with respect to VantageTrust Fund shall be based on the total assets of the Intermediary’s applicable Account allocated to the applicable underlying Vanguard Fund and shall not be based on underlying Plan-level allocations to the applicable Vanguard Fund through the VantageTrust Fund. Solely with respect to the VantageTrust Fund, the term “Plan”, as used and referenced in Exhibit D of the Agreement, shall be deemed to refer to each applicable Account investing in a given Vanguard Fund in connection with VantageTrust Fund. The Intermediary acknowledges and agrees that it, and not Vanguard, shall be responsible for ensuring that only those Accounts investing in Vanguard Funds in connection with VantageTrust Fund that satisfy all such applicable eligibility requirements receive and continue to hold Admiral Shares, Signal Shares, Institutional Shares or Institutional Plus Shares, as appropriate, and/or such additional or substitute share classes as the Vanguard Funds may offer from time to time, and that, accordingly, the Intermediary, and not Vanguard, shall continue to have all of the obligations set forth in Exhibit D with respect to share class eligibility-related requirements and procedures, including reporting requirements as set forth therein, in connection with such VantageTrust Fund Account-level share class eligibility.

D. Other Terms. The Intermediary and Vanguard also acknowledge and agree as follows:

1. Acknowledgement of ICMA-RC as Underlying Intermediary. As permitted by Section 1(a) of the Agreement, the Intermediary shall designate and authorize ICMA-RC, as Underlying Intermediary, to accept on Vanguard Funds’ behalf orders from or on behalf of Plans and/or Accounts for the purchase, redemption and exchange of shares of the Vanguard Funds. Subject to the terms of the Agreement, a Vanguard

NSCC Membership Number  4733

Fund will be deemed to have received a purchase, redemption or exchange order when ICMA-RC accepts the Instructions corresponding to the order in accordance with the Agreement.

2. Sales Literature or Other Promotional Material. Vanguard’s authorization in Section 9(c) of the Agreement permitting Intermediary to use Vanguard names or other identifying marks in fund fact sheets without seeking Vanguard’s prior approval shall be extended to ICMA-RC, provided that the Intermediary shall remain responsible for ICMA-RC’s use of such names or marks. Additionally, the authorization will also apply to the use of such names or other identifying marks in the following materials: IncomeAdvantage Fund Profiles, IncomeAdvantage Supplemental and Standard RIGs, IncomeAdvantage Investment Options Sheets, IncomeAdvantage Fund Participant and Plans Sponsor Presentations, IncomeAdvantage Fund Participation and Plan Sponsor Brochures, IncomeAdvantage eConsultant Newsletters, and ICMA-RC and IncomeAdvantage Enrollment Kits; provided, however, that (i) for clarity, the Intermediary is solely responsible for the compliance of all such materials with all applicable laws, rules and regulations that may apply to such materials and their preparation, distribution and use, and (ii) the Intermediary will indemnify and hold harmless Vanguard, the Vanguard Funds, and each of their respective affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns from and against any and all claims, demands, investigations, and causes of actions by third parties (each, a “Claim”), and any and all losses, damages, costs, charges, payments, liabilities and expenses (including reasonable attorney’s fees) arising out of or attributable to any such Claim, to the extent such Claims are related to any such materials and provided Claims do not arise out of or are attributable to Vanguard’s lack of good faith, negligence, or willful misconduct or arise from material submitted to Vanguard under Section 9(c) of the Agreement. Section 12(c) of the Agreement shall fully apply with respect to the foregoing indemnification obligations. Vanguard may at any time withdraw such authorization, as provided in Section 9(c) of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum A to be executed on their behalf by their duly authorized officers as of the date first written above.

THE VANGUARD GROUP, INC.

/s/ Martha G. Papariello
By: Martha G. Papariello
Title: Principal

INTERMEDIARY

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY

/s/ Brent Walder
By: Brent Walder
Title: Vice President

P.O. Box 2900
Valley Forge, PA 19482-2900

www.vanguard.com

August 27, 2010

Mark J. Foley, CFA

Vice President, Innovative Simplicity Team

Institutional Income Innovation Group

Prudential Retirement

280 Trumbull Street, H09J

Hartford, CT 06103

Dear Mr. Foley,

Enclosed please find an executed copy of your Defined Contribution Clearance & Settlement Agreement dated August 12, 2010. A copy will be retained at Vanguard for our records.

Thank you for your attention to this matter.

Sincerely,

/s/ Jeffrey Auch

Jeffrey Auch

Service Administrator

Vanguard Operations and Technology Group

610-669-7356